                                 EXHIBIT (c)(2)

                     Geotek Communications, Inc., as Issuer


                                      and


                 IBJ Schroder Bank & Trust Company, as Trustee





                                   INDENTURE

                           Dated as of June 30, 1995



                               Up to $227,700,000

                   15% Senior Secured Discount Notes due 2005

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of June 30, 1995

Trust Indenture................................................. Indenture
  Act Section  .................................................  Section
- ---------------                                                  ----------
Section 310 (a)(1) ................................................ 7.11
            (a)(2)................................................. 7.11
            (a)(3)................................................. N.A.
            (a)(4)................................................. N.A.
            (a)(5)................................................. 7.11
            (b)....................................... 7.09; 7.11; 11.02
            (c).................................................... N.A.
Section 311 (a) ................................................... 7.12
            (b).................................................... 7.12
            (c).................................................... N.A.
Section 312 (a) ................................................... 2.15
            (b)....................................................11.03
            (c)....................................................11.03
Section 313 (a) ................................................... 7.07
            (b)(1)................................................. 7.07
            (b)(2)................................................. 7.07
            (c)............................................. 7.07; 11.02
            (d).................................................... 7.07
Section 314 (a) ............................................ 4.07; 11.02
            (b)................................................... 10.02
            (c)(1)................................................ 11.04
            (c)(2)................................................ 11.04
            (c)(3)................................................  N.A.
            (d).............................. 10.03, 10.04, 10.05, 10.12
            (e)................................................... 11.05
            (f)...................................................  N.A.
Section 315 (a) ................................................ 7.01(b)
            (b)............................................. 7.05; 11.02
            (c)................................................. 7.01(a)
            (d)................................................. 7.01(c)
            (e).................................................... 6.11
Section 316 (a)(1)(A) ............................................. 6.05
            (a)(1)(B).............................................. 6.04
            (a)(2)................................................. N.A.
            (b).................................................... 6.07
            (c).................................................... 2.17
Section 317 (a)(1) ................................................ 6.08
            (a)(2)................................................. 6.09
            (b).................................................... 2.05
Section 318 (a) ...................................................11.01
            (b).................................................... N.A.
            (c)....................................................11.01
          ________________________
          Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS
                                                                          Page
                                                                          ----
                                  ARTICLE ONE

                      DEFINITIONS AND OTHER PROVISIONS OF
                              GENERAL APPLICATION

Section 1.01.   Definitions ............................................     1
Section 1.02.   Incorporation by Reference of Trust Indenture Act ......    32
Section 1.03.   Rules of Construction ..................................    32

                                  ARTICLE TWO

                                 THE SECURITIES

Section 2.01.   Form and Dating ........................................    33
Section 2.02.   Restrictive Legends ....................................    35
Section 2.03.   Execution, Authentication and Denominations ............    37
Section 2.04.   Registrar and Paying Agent .............................    39
Section 2.05.   Paying Agent to Hold Money in Trust ....................    40
Section 2.06.   Transfer and Exchange ..................................    41
Section 2.07.   Book-Entry Provisions for the Global Securities ........    42
Section 2.08.   Special Transfer Provisions ............................    44
Section 2.09.   Replacement Securities .................................    48
Section 2.10.   Outstanding Securities .................................    49
Section 2.11.   Temporary Securities ...................................    50
Section 2.12.   Cancellation ...........................................    50
Section 2.13.   CUSIP Numbers ..........................................    50
Section 2.14.   Defaulted Interest .....................................    51
Section 2.15.   Securityholder Lists ...................................    51
Section 2.16.   Other Transfers ........................................    51
Section 2.17.   Record Date ............................................    51

                                 ARTICLE THREE

                            REDEMPTION OF SECURITIES

Section 3.01.   Notices to the Trustee .................................    52
Section 3.02.   Selection of Securities To Be Redeemed .................    52
Section 3.03.   Notice of Redemption ...................................    52
Section 3.04.   Effect of Notice of Redemption .........................    54
Section 3.05.   Deposit of Redemption Price ............................    54
Section 3.06.   Securities Redeemed or Purchased in Part ...............    54

                                  ARTICLE FOUR

                                   COVENANTS

Section 4.01.   Payment of Securities ..................................    55
Section 4.02.   Maintenance of Office or Agency ........................    55
Section 4.03.   Corporate Existence ....................................    56
Section 4.04.   Payment of Taxes and Other Claims ......................    56
Section 4.05.   Maintenance of Properties; Insurance; Books and
                  Records; Compliance with Law .........................    56
Section 4.06.   Compliance Certificate .................................    57
Section 4.07.   SEC Reports ............................................    59
Section 4.08.   Limitation on Indebtedness .............................    59
Section 4.09.   Limitation on Restricted Payments ......................    63
Section 4.10.   Limitation on Liens ....................................    67
Section 4.11.   Change of Control ......................................    67
Section 4.12.   Disposition of Proceeds of Asset Sales .................    70
Section 4.13.   Limitation on Issuances and Sale of Preferred Stock by
                  Subsidiaries .........................................    74
Section 4.14.   Limitation on Transactions with Interested Persons .....    74
Section 4.15.   Limitation on Dividends and Other Payment Restrictions
                  Affecting Subsidiaries ...............................    75
Section 4.16.   Limitation on Sale-Leaseback Transactions ..............    77
Section 4.17.   Activities of the Company and its Subsidiaries .........    77
Section 4.18.   Subsidiary Guarantees ..................................    77
Section 4.19.   Waiver of Stay, Extension or Usury Laws ................    83

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

Section 5.01.   When Company May Merge, etc. ...........................    83
Section 5.02.   Successor Substituted ..................................    85

                                  ARTICLE SIX

                                    REMEDIES

Section 6.01.   Events of Default ......................................    85
Section 6.02.   Acceleration ...........................................    87
Section 6.03.   Other Remedies .........................................    88
Section 6.04.   Waiver of Past Defaults ................................    89
Section 6.05.   Control by Majority ....................................    89
Section 6.06.   Limitation on Suits ....................................    89
Section 6.07.   Right of Holders To Receive Payment ....................    90
Section 6.08.   Collection Suit by Trustee .............................    90
Section 6.09.   Trustee May File Proofs of Claims ......................    91
Section 6.10.   Priorities .............................................    91
Section 6.11.   Undertaking for Costs ..................................    92
Section 6.12.   Restoration of Rights and Remedies .....................    92

                                 ARTICLE SEVEN

                                    TRUSTEE

Section 7.01.   Duties .................................................    92
Section 7.02.   Rights of Trustee ......................................    94
Section 7.03.   Individual Rights of Trustee ...........................    95
Section 7.04.   Trustee's Disclaimer ...................................    95
Section 7.05.   Notice of Default ......................................    95
Section 7.06.   Money Held in Trust ....................................    95
Section 7.07.   Reports by Trustee to Holders ..........................    96
Section 7.08.   Compensation and Indemnity .............................    96
Section 7.09.   Replacement of Trustee .................................    97
Section 7.10.   Successor Trustee by Merger, etc. ......................    98
Section 7.11.   Eligibility; Disqualification ..........................    98
Section 7.12.   Preferential Collection of Claims Against Company ......    99

                                 ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE; DEFEASANCE

Section 8.01.   Satisfaction and Discharge .............................    99
Section 8.02.   Defeasance and Covenant Defeasance .....................   100
Section 8.03.   Application of Trust Money .............................   104
Section 8.04.   Repayment to Company ...................................   104
Section 8.05.   Reinstatement ..........................................   105

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 9.01.   Without Consent of Holders .............................   105
Section 9.02.   With Consent of Holders ................................   106
Section 9.03.   Compliance with Trust Indenture Act ....................   107
Section 9.04.   Revocation and Effect of Consents ......................   107
Section 9.05.   Notation on or Exchange of Securities ..................   108
Section 9.06.   Trustee May Sign Amendments, etc. ......................   108

                                  ARTICLE TEN

                        PLEDGED COLLATERAL AND SECURITY

Section 10.01.  Pledge Agreements ......................................   109
Section 10.02.  Recording and Opinions .................................   110
Section 10.03.  Release of Pledged Collateral ..........................   111
Section 10.04.  Certificates of the Company ............................   112
Section 10.05.  Authorization of Actions to be Taken by the Trustee
                  Under the Pledge Agreements ..........................   113
Section 10.06   Authorization of Receipt of Funds by the Trustee Under
                  the Pledge Agreements ................................   113
Section 10.07.  Termination of Security Interests ......................   113
Section 10.08.  Releases Following Sale of Assets ......................   114
Section 10.09.  "Trustee" to Include Paying Agent ......................   114
Section 10.10.  Nominees of the Trustee ................................   114
Section 10.11.  Pledge of Certain Intercompany
                  Indebtedness .........................................   115
Section 10.12.  Collateral Release Request .............................   115

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

Section 11.01   Trust Indenture Act of 1939 ............................   120
Section 11.02   Notices ................................................   120
Section 11.03   Communication by Holders with Other Holders ............   121
Section 11.04   Certificate and Opinion as to Conditions Precedent .....   121
Section 11.05   Statements Required in Certificate or Opinion ..........   121
Section 11.06   Rules by Trustee, Paying Agent, Registrar ..............   121
Section 11.07   Governing Law; Jurisdiction ............................   122
Section 11.08   No Interpretation of Other Agreements ..................   123
Section 11.09   No Recourse Against Others .............................   123
Section 11.10   Successors .............................................   123
Section 11.11   Counterparts; Duplicate Originals ......................   123
Section 11.12   Separability ...........................................   123
Section 11.13   Table of Contents, Headings, etc. ......................   123
Section 11.14   Benefits of Indenture ..................................   123

SIGNATURES .............................................................   124

EXHIBIT A       Form of Series A Note ..................................   A-1
EXHIBIT B       Form of Series B Note ..................................   B-1
EXHIBIT C       Form of Certificate of Non-US Persons ..................   C-1
EXHIBIT D       Form of Opinion of Counsel for Issuance of Series B
                  Notes ................................................   D-1
EXHIBIT E       Form of Certificate to be Delivered in Connection with
                  Transfers to Non-QIB Accredited Investors ............   E-1
EXHIBIT F       Form of Certificate to be Delivered in  Connection with
                  Transfers Pursuant to Regulation S ...................   F-1
EXHIBITS
G-1, G-2, G-3   Forms of Pledge Agreements .............................   G-1

                INDENTURE, dated as of June 30, 1995, between GEOTEK COMMUNICATIONS, INC., a corporation incorporated under the laws of the State of Delaware ("the Company"), and IBJ SCHRODER BANK & TRUST COMPANY, a banking company organized under the laws of the State of New York, as trustee (the "Trustee").

                Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 15% Senior Secured Discount Notes due 2005 (the "Series A Notes") and the 15% Series B Senior Secured Discount Notes due 2005 which may be exchanged for the Series A Notes (the "Series B Notes" together with the Series A Notes, the "Securities").

                                  ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          1.01.   Definitions.

          "Accreted Value" means, for any Specified Date, the amount provided below for each $1,000 principal amount at maturity of the Securities:

          (a) if the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

                                          Accreted
          Semi-Annual Accrual Date         Value
          ------------------------        --------
          January 15, 1996              $  521.58
          July 15, 1996                    560.70
          January 15, 1997                 602.75
          July 15, 1997                    647.96
          January 15, 1998                 696.56
          July 15, 1998                    748.80
          January 15, 1999                 804.96
          July 15, 1999                    865.33
          January 15, 2000                 930.23
          July 15, 2000                  1,000.00

          (b) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (i) the original issue price of the Securities and (ii) an amount equal to the product of
     (A) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by (B) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

          (c) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (i) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and (ii) an amount equal to the product of (A) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (B) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

          (d) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

          In each case, the calculation of Accreted Value on such Specified Date shall be delivered to the Trustee by the Company.

          "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person.

          "Acquisition Put Obligation" of any person means any obligation to purchase, redeem, retire, defease or otherwise acquire for value any interest in any other person pursuant to an agreement in effect on the date of this Indenture under which one party has the right to require the other party thereto to make such purchase, redemption, retirement, defeasance or acquisition; provided, that for purposes of the definition of the term "Indebtedness," the term "Acquisition Put Obligation" shall not include any obligation which, by its terms, can be satisfied solely by delivery of Capital Stock (other than Redeemable Capital Stock) of such person.

          "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For purposes of this definition, the term "control," when used with respect to any specified person, means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agent" means any Registrar, Paying Agent, authenticating agent or co-Registrar.

          "Agent Members" shall have the meaning set forth in Section 2.07.

          "Annualized Operating Cash Flow" means, for any fiscal quarter, Operating Cash Flow for such fiscal quarter multiplied by four.

          "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any person (other than a Subsidiary of the Company).

          "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Wholly-Owned Subsidiary of the Company, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of the Company (other than in respect of directors' qualifying shares or investments by foreign nationals mandated by applicable law), (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company or (c) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (a) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions of Article Five, (b) disposition by the Company to a Wholly-Owned Subsidiary or by a Subsidiary of the Company to the Company or a Wholly-Owned Subsidiary, (c) distribution by the Company to its shareholders of the Capital Stock of a Subsidiary in the Company's Communications Products Group to the extent that such distribution is permitted pursuant to clause (h) of the second paragraph of Section 4.09, (d) any sale issuance, conveyance, transfer, lease or other disposition of properties or assets that constitute a Permitted Investment or a Restricted Payment that is permitted under
Section 4.09, (e) any transfer of assets pursuant to any binding written agreement in existence on the date of this Indenture, (f) any sale of any of the assets of Geotest Inc. or (g) any transaction or series of related transactions in connection with which the Company or a Subsidiary, as the case may be, receives aggregate consideration of $75,000 or less.

          "Asset Sale Offer" shall have the meaning set forth in Section
4.12.

          "Asset Sale Offer Price" shall have the meaning set forth in
Section 4.12.

          "Asset Sale Purchase Date" shall have the meaning set forth in
Section 4.12.

          "Attributable Value" means, as to any particular lease under which any person is at the time liable other than a Capitalized Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with a like term in accordance with GAAP. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated. "Attributable Value" means, as to a Capitalized Lease Obligation under which any person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such person in accordance with GAAP.

          "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

          "Bankruptcy Law" means Title 11 United States Code or any similar law for the relief of debtors.

          "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

          "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York, are authorized or obligated by law, regulation or executive order to close.

          "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

          "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

          "Cash Equivalents" means, at any time, (a) any evidence of Indebtedness with a maturity of 360 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) any money market fund sponsored by a registered broker-dealer or mutual fund distributor or time deposit accounts, certificates of deposit or acceptances and money market deposits with a maturity of 270 days or less of (i) any financial institution that is organized under the laws of the United States, any state thereof, the District of Columbia or any foreign country recognized by the United States and which financial institution has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) or (ii) any other financial institution that is organized under the laws of the United States, any state thereof, the District of Columbia or any foreign country recognized by the United States, in an amount not to exceed $2,000,000 at any one time; (c) any evidence of Indebtedness maturing, or otherwise payable without penalty, not more than l2 months after the date of the acquisition thereof issued by a corporation and rated at least A-2 by Moody's or at least A by S&P; (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition, provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (e) commercial paper maturing not more than 90 days after the date of acquisition thereof that is issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America or any jurisdiction thereof with a rating, at the time as of which any Investment therein is made, of at least P-1 by Moody's or at least A-1 by S&P.

          "Change of Control" means the occurrence of any of the following events: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 50% of the total Voting Stock of the Company; (b) the Company consolidates with, or merges with or into, another person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where (i) the outstanding Voting Stock of the Company is converted into or exchanged for (A) Voting Stock (other than Redeemable Capital Stock) of the surviving or transferee corporation or (B) cash, securities and other property in an amount which could then be paid by the Company as a Restricted Payment under this Indenture, or a combination thereof, and (ii) immediately after such transaction, the persons who, immediately prior to such transaction, beneficially owned the Voting Stock of the Company, beneficially own, in the aggregate, more than 50% of the total Voting Stock of the surviving or transferee corporation ("beneficially owned" shall have a meaning correlative to that of "beneficial owner" as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), provided, however, that no Change of Control will be deemed to occur pursuant to this clause (b) if
(i) the surviving or transferee corporation has outstanding debt securities having a maturity at original issuance of at least one year and if such debt securities are rated Investment Grade by S&P or Moody's for a period of at least 90 consecutive days, beginning on the date of such event (which period will be extended up to 90 additional days to the extent that the rating of such debt securities is under publicly announced consideration for possible downgrading by the applicable rating agency), or (ii) the surviving or transferee corporation (A) does not have any outstanding debt securities that are, rated by S&P, Moody's or any other rating agency of national standing at any time during a period of 90 consecutive days beginning on the date of such event (which period will be extended up to 90 additional days to the extent that any such rating agency has publicly announced that such corporation or debt thereof will be rated), after such date but during such period debt securities of such corporation having a maturity at original issuance of at least one year are rated Investment Grade by S&P or Moody's and remain so rated for the remainder of the period referred to in clause (i) of this proviso, and (B) as of the Trading Day immediately before and the Trading Day immediately after the date of such event, has Total Common Equity of at least $10,000,000,000 (provided that, solely for the purpose of calculating Total Common Equity as of such later Trading Day, the average Closing Price of Common Stock of such corporation will be deemed to equal the Closing Price of such Common Stock on such later Trading Day, subject to the last sentence of the definition of "Total Common Equity"); or (c) at any time during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of at least 66-2/3% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.

          "Change of Control Date" shall have the meaning set forth in
Section 4.11.

          "Change of Control Offer" shall have the meaning set forth in
Section 4.11.

          "Change of Control Purchase Date" shall have the meaning set forth in Section 4.11.

          "Closing Price" on any Trading Day with respect to the per share price of any shares of Capital Stock means the last reported sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if such shares of Capital Stock are not listed or admitted to trading on such exchange, on the principal national securities exchange on which such shares are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on The Nasdaq National Market or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system but the issuer is a Foreign Issuer (as defined in Rule 3b-4(b) under the Exchange Act) and the principal securities exchange on which such shares are listed or admitted to trading is a Designated Offshore Securities Market (as defined in Rule 902(a) under the Securities Act), the average of the reported closing bid and asked prices regular way on such principal exchange, or, if such shares are not listed or admitted to trading on any national securities exchange or quoted on such automated quotation system and the issuer and principal securities exchange do not meet such requirements, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

          "Collateral" means the Pledged Collateral, the Intercompany Notes and any other collateral to secure the obligations of the Company hereunder
and under the   Securities.

          "Collateral Arrangements" means the Pledge Agreements, the Guarantees, the Note Pledge Agreements, the Security Agreements and any other liens, encumbrances, security interests or similar arrangements created hereby, described or referred to herein or therein otherwise contemplated by the terms hereof or thereof.

          "Collateral Release Offer" shall have the meaning set forth in
Section 10.12.

          "Collateral Release Purchase Date" shall have the meaning set forth in Section 10.12.

          "Collateral Release Purchase Price" shall have the meaning set forth in Section 10.12.

          "Collateral Release Request" shall have the meaning set forth in
Section 10.12.

          "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock, in each case, to the extent that such series or class of common stock does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of Capital Stock of any other class of such person.

          "Communications Products Group" means European Gateway Acquisition Corporation, Bogen Corporation and Speech Design GmbH and their respective subsidiaries in existence from time to time and their respective successors.

          "Company" means the party named as such in this Indenture until a successor replaces it (or any previous successor) pursuant to this Indenture, and thereafter means such successor.

          "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its President, Chief Financial Officer, Chief Executive Officer, an Executive Vice President or a Vice President, and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

          "Consolidated Indebtedness to Annualized Operating Cash Flow Ratio" means, as at any date of determination, the ratio of (a) the aggregate amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis outstanding as at the date of determination to (b) the Annualized Operating Cash Flow of the Company, and its Subsidiaries for the most recently completed fiscal quarter of the Company.

          "Consolidated Net Income" means, with respect to any person, for any period, the consolidated net income (or loss) of such person and its Subsidiaries for such period as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income, by excluding, without duplication, (a) all extraordinary gains or losses, (b) the portion of net income (but not losses) of such person and its Subsidiaries allocable to minority interests in unconsolidated persons to the extent that cash dividends or distributions have not actually been received by such person or one of its Subsidiaries, (c) net income (or loss) of any person combined with such person or one of its Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination, (d) any gain or loss realized upon the termination of any employee pension benefit plan, on an after-tax basis, (e) gains (or losses) in respect of any Asset Sales by such person or one of its Subsidiaries, on an after-tax basis, (f) any gain resulting from the write-up of assets and any loss resulting from the write-down of assets, on an after-tax basis, and (g) the net income of any Subsidiary of such person to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders; provided, that, with respect to any person other than the Company, references herein to Subsidiaries shall be deemed to refer to subsidiaries of such person.

          "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Subsidiaries, as determined in accordance with GAAP; provided, that, with respect to any person other than the Company, references herein to Subsidiaries shall be deemed to refer to subsidiaries of such person.

          "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which on the date hereof is located at One State Street, New York, New York 10004.

          "covenant defeasance" shall have the meaning set forth in Section
8.02.

          "Cumulous" shall have the meaning set forth in Section 4.18.

          "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

          "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

          "defeasance" shall have the meaning set forth in Section 8.02.

          "Defeased Notes" means the Senior Secured Convertible Notes due 1998 of the Company.

          "Depository" shall mean The Depository Trust Company, its nominees, and their respective successors.

          "Disinterested Director" means, with respect to any proposed transaction between the Company and an Affiliate thereof, a member of the Board of Directors who is not an officer or employee of the Company, would not be a party to, or have a financial interest in, such transaction and is not an officer, director or employee of, and does not have a financial interest in (other than by virtue of ownership of less than 10% of the Capital Stock of the Company or such Affiliate) such Affiliate.

          "Event of Default" has the meaning set forth in Section 6.01.

          "Excess Proceeds" shall have the meaning set forth in Section 4.12.

          "Exchange Act" means the U.S. Securities Exchange Act of 1934, as amended.

          "Exchange Offer" means the exchange offer by the Company of Series B Notes for Series A Notes pursuant to the Registration Rights Agreement.

          "Fair Market Value" means, with respect to any asset, the price, as determined by the Board of Directors, acting in good faith, which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that with respect to any transaction which involves an asset or assets in excess of $1,000,000, such determination shall be evidenced by written resolutions of the Board of Directors delivered to the Trustee.

          "FCC" means the U.S. Federal Communications Commission.

          "Final Maturity Date" means July 15, 2005.

          "First Payment Date" shall have the meaning set forth in Section
4.18.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time.

          "German Pledge Agreement" means the Pledge Agreement dated as of the date hereof in the form of Exhibit G-3 hereto.

          "Global Securities" means any of (i) the U.S. Global Security,
(ii) the Offshore Global Securities or (iii) the Series B Notes held in global form.

          "guarantee" means, as applied to any obligation, (a) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (b) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

          "Guarantees" shall have the meaning set forth in Section 4.18.

          "Guarantors" shall have the meaning set forth in Section 4.18.

          "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

          "Indebtedness" means, with respect to any person, without duplication, (a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments,
(c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business and lease obligations that are not Capitalized Lease Obligations, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends that are due and payable, (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person, (i) any Acquisition Put Obligation, (j) all Acquired Indebtedness and (k) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (j) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock. Notwithstanding the foregoing, the Defeased Notes shall not constitute "Indebtedness" so long as the indebtedness represented by the Defeased Notes is defeased in accordance with the terms thereof.

          "Indebtedness to Annualized Operating Cash Flow Ratio" means, as at any date of determination, as to any person, the ratio of (a) the aggregate amount of Indebtedness of such person and its subsidiaries on a consolidated basis outstanding as at the date of determination to (b) the Annualized Operating Cash Flow of such person and its subsidiaries as at the end of the most recently completed fiscal quarter of such person.

          "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

          "Independent Financial Advisor" means a firm (a) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (b) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.

          "Initial Purchaser" shall mean Smith Barney Inc.

          "Institutional Accredited Investors" shall mean institutional "accredited investors" as defined in Rule 501 (a)(1), (2), (3) or (7) under the Securities Act.

          "Intercompany Loan" shall have the meaning set forth in Section
10.11.

          "Intercompany Note" shall have the meaning set forth in Section
10.11.

          "interest" means, with respect to any Security, the amount of all interest accruing on such Security, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(f) and
(g) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

          "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities, as set forth therein.

          "Interest Rate Protection Agreement" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

          "Interest Rate Protection Obligations" means the obligations of any person under any Interest Rate Protection Agreement.

          "Interested Person" shall have the meaning set forth in
Section 4.14.

          "International Vendor Indebtedness" means Indebtedness incurred by the Company or a Subsidiary of the Company (a) to finance the construction or acquisition of Telecommunications Assets for use outside of the United States by the Company or a Subsidiary of the Company, provided, however, that at the time of incurrence, the aggregate outstanding principal amount of such Indebtedness does not exceed 15% of the Total Market Capitalization of the Company or (b) to fund the working capital needs of the Company or a Subsidiary of the Company in connection with the provision of telecommunication systems or services outside of the United States.

          "Investment" means, with respect to any person, any direct or indirect loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person; provided that a transaction will not be an Investment by the Company if the Company's payment therefor consists exclusively of shares of the Company's Capital Stock (other than Redeemable Capital Stock) or options, warrants or other rights to acquire Capital Stock of the Company (other than Redeemable Capital Stock). The Fair Market Value of the assets of any Subsidiary of the Company, less the aggregate liabilities of such Subsidiary, determined at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or the applicable Subsidiary, as the case may be.

          "Investment Grade" means a rating of at least BBB-, in the case of S&P, or Baa3, in the case of Moody's.

          "Issue Date" means July 6, 1995.

          "Licenses" means (a) SMR licenses granted by the FCC or any similar governmental agency that entitle the holder to use the radio channels covered thereby, subject to compliance with FCC rules and regulations, in connection with its SMR business, (b) other similar licenses granted by the FCC or any similar governmental agency that entitle the holder to use the radio channels covered thereby, subject to compliance with FCC rules and regulations, in connection with its other telecommunications business and (c) licenses for technology used or usable in the telecommunications business.

          "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, preference, priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

          "Maturity Date" means, with respect to any Security, the date on which any principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

          "Minority Interest" means a financial interest representing 50% or less of the total voting power of the outstanding Voting Stock of any person that is not otherwise a Subsidiary of the Company and that is engaged primarily in the telecommunications business and related activities and services.

          "Moody's" means Moody's Investors Service, Inc. and its successors.

          "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company), net of (a) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (b) provisions for all taxes payable as a result of such Asset Sale, (c) amounts required to be paid to any person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale and (d) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

          "Non-Global Purchasers" shall have the meaning set forth in Section 2.01.

          "Note Pledge Agreement" shall have the meaning set forth in Section 10.11.

          "Officer" means the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

          "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company and delivered to the Trustee.

          "Offshore Global Securities" shall have the meaning set forth in
Section 2.01.

          "Offshore Physical Securities" shall have the meaning set forth in
Section 2.01.

          "Operating Cash Flow" means, with respect to any person, for any fiscal quarter (a) such person's Consolidated Net Income plus depreciation and amortization in respect thereof for such fiscal quarter, plus (b) all amounts deducted in calculating Consolidated Net Income for such fiscal quarter in respect of interest expense and other financing costs and all income taxes, whether or not deferred, applicable to such income period, and other non-cash items reducing Consolidated Net Income, minus (c) other non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed prior to any date on which an action is taken that requires a calculation of the Consolidated Indebtedness to Annualized Operating Cash Flow Ratio, (a) any person that is a Subsidiary or an operating business of the Company on such date (or would become a Subsidiary or an operating business of the Company in connection with the transaction that requires the determination of such ratio) will be deemed to have been a Subsidiary or an operating business of the Company at all times during such fiscal quarter, (b) any person that is not a Subsidiary or an operating business of the Company on such date (or would cease to be a Subsidiary or an operating business of the Company in connection with the transaction that requires the determination of such ratio) will be deemed not to have been a Subsidiary or an operating business of the Company at any time during such fiscal quarter and (c) if the Company or any Subsidiary will have in any manner acquired (including through commencement of activities constituting such operating business) or disposed (including through termination or discontinuance of activities constituting such operating business) of any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter. For purposes of calculating Operating Cash Flow for the fiscal quarter most recently completed prior to any date on which an action is taken that requires a calculation of the Indebtedness to Annualized Operating Cash Flow Ratio, (a) any person that is a subsidiary or an operating business of the applicable person on such date will be deemed to have been a subsidiary or an operating business of such person at all times during such fiscal quarter,
(b) any person that is not a subsidiary or an operating business of such person on such date will be deemed not to have been a subsidiary or an operating business of such person at any time during such fiscal quarter and
(c) if such person or any subsidiary thereof will have in any manner acquired (including through commencement of activities constituting such operating business) or disposed (including through termination or discontinuance of activities constituting such operating business) of any operating business during or subsequent to the most recently completed fiscal quarter, such calculation will be made on a pro forma basis on the assumption that such acquisition or disposition had been completed on the first day of such completed fiscal quarter.

          "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

          "Other Qualified Senior Notes" means any outstanding senior indebtedness of the Company issued pursuant to an instrument having a provision substantially similar to Section 4.12.

          "Pari Passu Indebtedness" means Indebtedness of the Company which ranks pari passu in right of payment with the Securities.

          "Paying Agent" has the meaning set forth in Section 2.04, except that, for the purposes of Section 4.11 and Section 4.12 and Articles Three and Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respective Affiliates.

          "Permanent Offshore Global Security" shall have the meaning set forth in Section 2.01.

          "Permitted Investments" means any of the following:
(a) Investments in any Wholly-Owned Subsidiary of the Company (including any person that pursuant to such Investment becomes a Wholly-Owned Subsidiary of the Company) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Wholly-Owned Subsidiary of the Company at the time such Investment is made; (b) Investments in Cash Equivalents; (c) Investments in the Securities;
(d) Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in foreign exchange rates;
(e) loans or advances to officers, employees or consultants of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $1,000,000 in the aggregate at any one time outstanding; (f) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of its Subsidiaries that were created in accordance with the terms of this Indenture;
(g) Investments in Interest Rate Protection Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in interest rates; (h) non-cash Investments by the Company or any Subsidiary made with respect to the licensing of rights with respect to the Company's telecommunications technology, excluding any Investment to be made through the contribution of Licenses in such markets in any jurisdiction in which the Company or any of its Subsidiaries has any license as of the date of this Indenture of the type described in clause (a) of the definition of "Licenses," (i) the making of any Investment in any Subsidiary, Unrestricted Subsidiary or Minority Interest, provided that at the time of and after giving effect to any such Investment, the Fair Market Value (measured at the time of each such Investment) of all such Investments made after the date of this Indenture does not exceed the greater of $50,000,000 and 10% of the Total Market Value of Equity of the Company plus the cash proceeds realized upon disposition of any Investment (or portion thereof) permitted by this clause (i), (j) the making of any Investment in any Subsidiary, Unrestricted Subsidiary or Minority Interest, in each case that is not wholly-owned, to the extent that such Investment is funded entirely from Capital Stock sold specifically to fund such Investment, (k) the contribution by the Company to a newly-formed joint venture of the Capital Stock or the assets (including, without limitation, Licenses) of a Subsidiary of the Company that derives substantially all of its revenue outside of the United States and the contribution to such joint venture of Indebtedness of such Subsidiary held by the Company or any Subsidiary of the Company (provided, however, that the amount of such Indebtedness shall not exceed an amount equal to the aggregate principal amount of such Indebtedness held by the Company or any Subsidiary of the Company on the date of this Indenture) in exchange for Capital Stock of such joint venture, provided that, immediately prior to the contribution by the Company to such joint venture of the Capital Stock or assets of any such Subsidiary, the other party (or an entity that directly or indirectly controls such party) to such joint venture shall have Total Market Capitalization of at least $5,000,000,000, total revenues of at least $500,000,000 for its four most recently completed fiscal quarters or shall be, or shall have been prior to its privatization, a state-owned provider of voice telephony services, (l) Investments in the Communications Products Group, after the date of this Indenture in an aggregate amount not to exceed $5,000,000, (m) loans or advances to directors, officers, employees, or consultants of the Company or of any of its Subsidiaries to finance the exercise of options to purchase Capital Stock of the Company, to the extent that such loans or advances are secured by the Capital Stock underlying the options so exercised and such loans or advances are required to be repaid out of the proceeds of the sale of any such Capital Stock, (n) any amount deposited in trust prior to the execution and delivery of this Indenture specifically for the purpose of defeasing the Defeased Notes, to the extent necessary to defease the Defeased Notes and (o) Investments in the form of Indebtedness permitted to be incurred by the Company or any of its Subsidiaries pursuant to clause (d) or (e) of Section 4.08. For purposes of determining whether an Investment constitutes a Permitted Investment, in the event that an Investment meets the criteria of more than one of the types of Permitted Investments described in the above clauses, the Company, in its sole discretion, shall classify such Investment and only be required to include the amount and type of such Permitted Investment in one of such clauses.

          "Permitted Liens" means the following types of Liens:
          (a) Liens for taxes, assessments or governmental charges or claims either (i) not delinquent or (ii) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (b) statutory Liens of landlords and other Liens imposed by law and Liens of carriers, warehousemen, mechanics, suppliers, materialmen and repairmen incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (d) judgment Liens not giving rise to an Event of Default if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

          (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

          (g) Liens securing International Vendor Indebtedness; provided, however, that (i) such International Vendor Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the Telecommunications Assets so constructed or acquired with such International Vendor Indebtedness and (ii) the Lien securing such Indebtedness either (A) exists at the time of such acquisition or construction or (B) shall be created within 90 days thereof;

          (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (i) any Lien covering property or assets acquired by the Company from a person other than a Subsidiary of the Company that secured Indebtedness of such person assumed by the Company in connection with such acquisition, that exists immediately prior to and is not incurred in anticipation of such acquisition and that does not thereafter cover any other property or assets or secure any other Indebtedness;

          (j) Liens secured solely by Capital Stock of the Company or a Subsidiary of the Company with respect to any Acquisition Put Obligation of the Company, provided that such Lien is released when such Acquisition Put Obligation is satisfied by payment by the Company or a Subsidiary in accordance with its terms or terminates without any continuing obligation on the part of the Company or any Subsidiary;

          (k) Liens securing Indebtedness, other than Indebtedness that is subordinated in right of payment to the Securities, in the aggregate principal amount of up to $10,000,000 at any time outstanding, provided that such Indebtedness is permitted to be incurred under the terms of this Indenture;

          (l) Liens securing Indebtedness of PowerSpectrum incurred in connection with government sponsored programs, to the extent incurred by Power Spectrum;

          (m) Liens, to the extent that such liens do not cover any assets of the Company other than the assets so financed and are created within 90 days after the acquisition of the equipment to which the Lien relates, on equipment arising with respect to Indebtedness incurred to purchase such equipment; and

          (n)  Liens on Collateral permitted pursuant to the Pledge
     Agreements.

          "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "Physical Securities" means Securities in the form of permanent certificated Securities in registered form in substantially the form set forth in Exhibit A.

          "Pledge Agreements" means (i) the U.S. Pledge Agreement, the U.K. Pledge Agreement and the German Pledge Agreement, each as amended, modified or supplemented from time to time and (ii) such other pledge agreements as may be required under the terms of the Pledge Agreements described in clause
(i) above or this Indenture.

          "Pledged Collateral" (i) means the "Pledged Collateral" as defined in the U.S. Pledge Agreement, (ii) the "Charged Property" as defined in the U.K. Pledge Agreement, (iii) the "Shares" as defined in the German Pledge Agreement and (iv) any other Capital Stock held by the Company which is required to be pledged as Collateral pursuant to the Pledge Agreements or this Indenture.

          "PowerSpectrum" means PowerSpectrum Technology, Ltd.

          "Predecessor Security" means, with respect to any particular Security, every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 2.07 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

          "Preferred Stock" means, as applied to the Capital Stock of any person, Capital Stock of such person of any class or classes (however designated) that ranks prior as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such person, to shares of Capital Stock of any other class of such person.

          "Presently Existing Guarantor" shall have the meaning set forth in
Section 4.18.

          "principal" means, with respect to any debt security, the principal of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

          "Private Placement Legend" means the legend initially set forth on the Securities in the form set forth in Section 2.02(a).

          "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

          "Redeemable Capital Stock" means any shares of any class or series of Capital Stock (other than Preferred Stock of the Company outstanding on the date of this Indenture), that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed for cash or other assets (other than Capital Stock) prior to the Stated Maturity with respect to the principal of any Security or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity; provided, however, that any Capital Stock that would not constitute Redeemable Capital Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a change in control or an event of default occurring prior to the final maturity of the Securities shall not constitute Redeemable Capital Stock if such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of the Securities as are required to be purchased under
Section 4.11 or the Company's payment of the Securities as may be required under Article Six.

          "Redemption Date" means, with respect to any Security to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Securities.

          "Redemption Price" means, with respect to any Security to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Securities.

          "Registrable Securities" shall mean the Series A Notes; provided, however, that Series A Notes shall cease to be Registrable Securities when
(i) as to Series A Notes exchanged for Series B Notes, the Exchange Offer has been consummated, (ii) a Registration Statement with respect to such Series A Notes shall have been declared effective under the Securities Act and such Series A Notes shall have been disposed of pursuant to such Registration Statement, (iii) such Series A Notes may be distributed to the public pursuant to Rule 144(k) (or any similar provision then in force, but not Rule 144A under the Securities Act) under the Securities Act or (iv) such Series A Notes shall have ceased to be outstanding.

          "Registrar" has the meaning set forth in Section 2.04.

          "Registration Rights Agreement" means the Notes Registration Rights Agreement dated as of July 6, 1995 between the Company and Smith Barney Inc., and certain permitted assigns specified therein.

          "Registration Statement" shall mean any registration statement of the Company that covers any of the Series B Notes or Registrable Securities pursuant to the provisions of the Registration Rights Agreement, and all amendments and supplements to any such Registration Statement, including post-effective amendments, and in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Regulation S" means Regulation S under the Securities Act.

          "Replacement Assets" shall have the meaning set forth in
Section 4.12.


          "Restricted Payments" has the meaning set forth in Section 4.09.

          "Rule 144A" means Rule 144A under the Securities Act.

          "Sale-Leaseback Transaction" of any person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such person of any property or asset of such person which has been or is being sold or transferred by such person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.

          "SEC" means the U.S. Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of this Indenture such SEC is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

          "Securities" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

          "Securities Act" means the U.S. Securities Act of 1933, as amended from time to time.

          "Security Agreement" means any document pursuant to which a security interest (other than by way of a pledge) is granted hereunder, including any security interest in any cash pursuant to the Pledge Agreements.

          "Separation Date" shall have the meaning set forth in Section 2.02.

          "Shelf Registration Statement" shall mean a "shelf" registration statement of the Company pursuant to the provisions of the Registration Rights Agreement that covers all of the Registrable Securities (but no other securities unless approved by the person or persons who have requested the Company to file the Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, and in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          "Significant Subsidiary" shall have the same meaning as in Rule 1.02(v) of Regulation S-X under the Securities Act.

          "S&P" means Standard & Poor's Corporation, and its successors.

          "SMR" means a mobile radio communications system that is operated as described in the Offering Memorandum relating to the Securities.

          "Specified Date" means, with respect to a given calculation of Accreted Value, the date as of which such calculation is made.

          "Stated Maturity" means, when used with respect to any Security or any installment of interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

          "Strategic Equity Investor" means, with respect to any sale of the Company's Capital Stock, any person engaged in the telecommunications business which, both as of the Trading Day immediately before the day of such sale and immediately after the Trading Day of such sale, has a Total Market Capitalization of at least $5,000,000,000 or any Subsidiary of any such Person. In calculating Total Market Capitalization for the purpose of this definition, the consolidated Indebtedness of such person, solely when calculated as of the Trading Day immediately after the day of such sale, will be calculated after giving effect to such sale (including any Indebtedness incurred in connection with such sale) and the Closing Price of the Common Stock of such person, solely when calculated as of the Trading Date immediately after the day of such sale, will be deemed to be the Closing Price of such Common Stock on such succeeding Trading Day, subject to the last sentence of the definition of "Total Market Capitalization."

          "subsidiary" has the meaning given to such term under the Securities Act.

          "Subsidiary" means, with respect to any person, a corporation 50% or more of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and over which such person exercises control, directly or indirectly, through one or more Subsidiaries. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under the Indenture, other than for purposes of the definition of an "Unrestricted Subsidiary" and the definition of "Communications Products Group," unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee under this Indenture, accompanied by an Officers' Certificate as to compliance with this Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such designation, (a) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Indebtedness described under clauses (a) through (n) inclusive of the second paragraph of Section 4.08) under clauses
(a) and (b) of the first paragraph of Section 4.08 (assuming a market rate of interest with respect to such Indebtedness) and (b) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under this Indenture. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

          "Subsidiary Borrower" shall have the meaning set forth in Section
10.11.

          "Surviving Entity" shall have the meaning set forth in Section
5.01.

          "Suspension Event" means any event which makes any statement made in the Shelf Registration Statement or the related prospectus untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement or prospectus in order to make the statements therein not misleading.

          "Suspension Event Notice" means the notice required pursuant to the Registration Rights Agreement to be given by the Company to the Holders upon the occurrence of a Suspension Event.

          "Telecommunications Assets" means, with respect to any person, any tangible or intangible asset (including, without limitation, subscriber units) that is utilized by such person, directly or indirectly, for the design, development, installation, integration, management or provision of telecommunications systems and/or services, including, without limitation, any business or services in which the Company currently is engaged.

          "Temporary Offshore Global Security" shall have the meaning set forth in Section 2.01.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as amended.

          "Total Common Equity" of any person means, as of any day of determination (and as modified for purposes of the definition of "Change of Control"), the product of (a) the aggregate number of outstanding primary shares of Common Stock of such person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such person) and (b) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a written opinion as to such value issued by an investment banking firm of recognized national standing.

          "Total Market Capitalization" of any person means, as of any day of determination, the sum of (a) the consolidated Indebtedness of such person and its Subsidiaries on such day, plus (b) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such person on such day (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such person other than, in the case of the Company, any shares of Preferred Stock of the Company, that, as of the day of determination, cannot, pursuant to the terms thereof as in effect on the date of this Indenture, be required to be redeemed by the Company in cash), and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (c) the liquidation value of any outstanding shares of Preferred

Stock of such person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (b) for the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a written opinion as to such value issued by an investment banking firm of recognized national standing.

          "Total Market Value of Equity" of any person means, as of any day of determination, the sum of (a) the product of (i) the aggregate number of outstanding primary shares of Common Stock of such person (which shall not include any options or warrants on, or securities convertible or exchangeable into, shares of Common Stock of such person) and (ii) the average Closing Price of such Common Stock over the 20 consecutive Trading Days immediately preceding such day, plus (b) the liquidation value of any outstanding shares of Preferred Stock of such person on such day. If no such Closing Price exists with respect to shares of any such class, the value of such shares for purposes of clause (a) of the preceding sentence shall be determined by the Board of Directors in good faith and evidenced by a written opinion as to such value issued by an investment banking firm of recognized national standing.

          "Trading Day" means, with respect to a securities exchange or automated quotation system, a day on which such exchange or system is open for a full day of trading.

          "Trust Officer" means any officer in the Corporate Trust Office of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

          "Units" shall have the meaning set forth in Section 2.06.

          "Unrestricted Subsidiary" means a Subsidiary of the Company
(a) that is a Subsidiary in the Company's Communications Products Group or
(b) (i) none of whose properties or assets were owned by the Company or any of its Subsidiaries prior to the Issue Date, other than any such assets as are transferred to such Unrestricted Subsidiary in accordance with Section 4.09, (ii) whose properties and assets, to the extent that they secure Indebtedness, secure only Non-Recourse Indebtedness and (iii) which has no Indebtedness other than Non-Recourse Indebtedness. As used above, "Non-Recourse Indebtedness" means Indebtedness as to which (a) neither the Company nor any of its Subsidiaries (other than the relevant Unrestricted Subsidiary or another Unrestricted Subsidiary) (i) provides credit support (including any undertaking, agreement or instrument which would constitute Indebtedness), (ii) guarantees or is otherwise directly or indirectly liable or (iii) constitutes the lender (in each case, other than pursuant to and in compliance with Section 4.09) and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against the relevant Unrestricted Subsidiary or its assets) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its Subsidiaries (other than Unrestricted Subsidiaries) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

          "U.K. Pledge Agreement" means the Pledge Agreement dated as of the date hereof in the form of Exhibit G-2 hereto.

          "U.S. Global Security" shall have the meaning set forth in Section
2.01.

          "U.S. Government Obligations" shall have the meaning set forth in
Section 8.02.

          "U.S. Physical Securities" shall have the meaning set forth in
Section 2.01.

          "U.S. Pledge Agreement" means the Pledge Agreement dated as of the date hereof in the form of Exhibit G-1 hereto.

          "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

          "Warrants" shall have the meaning set forth in Section 2.06.

          "Wholly-Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by one or more Wholly-Owned Subsidiaries of the Company or by the Company and one or more Wholly-Owned Subsidiaries of the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. For purposes of clause (a) of the definition of "Permitted Investments," PowerSpectrum shall be deemed to be a Wholly-Owned Subsidiary of the Company for so long as PowerSpectrum shall be a Subsidiary of the Company and for so long as PowerSpectrum shall not materially engage in a line of business other than (i) the line of business in which it is engaged on the date of this Indenture or (ii) a line of business involving exploitation of FHMA* frequency hopping technology.

          1.02.   Incorporation by Reference of Trust
                  Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:
          "Commission" means the SEC;
          "indenture securities" means the Securities;
          "indenture security holder" means a Securityholder or Holder; "indenture to be qualified" means this Indenture;
          "indenture trustee" or "institutional trustee" means the Trustee;

and

          "obligor" on the indenture securities means the Company or any other obligor on the Securities.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

          1.03.   Rules of Construction.

          For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
          1.   a term has the meaning assigned to it;
          2. words in the singular include the plural, and words in the plural include the singular;
          3.   "or" is not exclusive;
          4.   provisions apply to successive events and transactions;
          5. all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
          6. the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
          7. all references to $ or dollars shall refer to the lawful currency of the United States of America.

                                  ARTICLE TWO

                                 THE SECURITIES

          2.01. Form and Dating. The Series A Notes and the Trustee's certificate of authentication with respect thereto shall be substantially in the form annexed hereto as Exhibit A. The Series A Notes shall be in an aggregate principal amount at maturity no greater than $207,000,000 (plus the aggregate principal amount at maturity of any Series A Notes issued pursuant to the Initial Purchaser's option to purchase up to an additional $20,700,000 aggregate principal amount at maturity of the Series A Notes to cover overallotments) provided that if, upon completion of the Exchange Offer, the Series B Notes are issued hereunder, the principal amount of Series A Notes shall be reduced by the principal amount of Series B Notes so issued. The Series B Notes, when and if issued, and the Trustee's certificate of authentication with respect thereto shall be substantially in the form annexed hereto as Exhibit B. The Series B Notes shall be in an aggregate principal amount at maturity no greater than $207,000,000 (plus the aggregate principal amount at maturity of any Series A Notes issued pursuant to the Initial Purchaser's option to purchase up to an additional $20,700,000 aggregate principal amount at maturity of the Series A Notes to cover overallotments) less the principal amount of Series A Notes that are not exchanged for Series B Notes in the Exchange Offer or otherwise. The Securities may have notations, legends or endorsements required by law, stock exchange agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on the Securities. Each Security shall be dated the date of its authentication.

          The terms and provisions contained in the form of the Securities annexed hereto as Exhibits A and B shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          The Series A Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of a single permanent global Security in definitive, fully registered form, without interest coupons, substantially in the form set forth in Exhibit A (the "U.S. Global Security"), deposited with the Trustee, as custodian for the Depository and registered in the name of a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the U.S. Global Security may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

          The Series A Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of a single temporary global Security in definitive, fully registered form, without interest coupons, substantially in the form set forth in Exhibit A (the "Temporary Offshore Global Security") deposited with the Trustee, as custodian for the Depository, and registered in the name of a nominee of the Depository for the accounts of Euroclear and Cedel, duly executed by the Company and authenticated by the Trustee as hereinafter provided. At any time on or after August 15, 1995, upon receipt by the Trustee and the Company of a duly executed certificate substantially in the form of Exhibit C hereto, a single permanent global Security in definitive, fully registered form, without interest coupons, substantially in the form set forth in Exhibit A (the "Permanent Offshore Global Security," and together with the Temporary Offshore Global Security, the "Offshore Global Securities") duly executed by the Company and authenticated by the Trustee as hereinafter provided shall be deposited with the Trustee, as custodian for the Depository, and the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Temporary Offshore Global Security in an amount equal to the principal amount of the beneficial interest in the Temporary Offshore Global Security transferred.

          The Series A Notes originally purchased by or transferred to Institutional Accredited Investors which are not QIB's ("Non-Global Purchasers") shall be issued in the form of permanent certificated Securities in registered form, without interest coupons, in substantially the form set forth in Exhibit A (the "Physical Securities"). Upon the transfer of Physical Securities by a Non-Global Purchaser either to a QIB or in accordance with Regulation S, such Physical Securities shall, unless the relevant Global Security has previously been exchanged in whole for Physical Securities pursuant to Section 2.07(b), be exchanged for an interest in such Global Security.

          The Series B Notes issued in exchange for interests in the U.S. Global Security and the Offshore Global Securities and for Physical Securities, in accordance with the terms and conditions of the Exchange Offer shall also be issued initially in the form of a single permanent global Security in definitive, fully registered form, without interest coupons, substantially in the form set forth in Exhibit B.

          The definitive Securities shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

          2.02. Restrictive Legends. (a) Unless and except to the extent that the Series A Notes are exchanged for Series B Notes or otherwise transferred pursuant to an effective Registration Statement in accordance with the Registration Rights Agreement, the U.S. Global Security, the Temporary Offshore Global Security and any Physical Security issued pursuant to Section 2.07 in exchange for interests therein shall bear the following legend, subject to Section 2.08(f):

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THIS SECURITY OR THE LAST DATE ON WHICH THIS SECURITY WAS HELD BY THE COMPANY OR ANY AFFILIATE OF THE COMPANY, RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN ACCRETED VALUE OF NOTES AT THE TIME OF TRANSFER OF LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT,
(D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR
(F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUANCE OF THE SECURITY OR THE LAST DATE ON WHICH THIS SECURITY WAS HELD BY THE COMPANY OR AN AFFILIATE OF THE COMPANY, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO

THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.

          (b)  Each Global Security shall also bear the following legend:
UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN
SECTION 2.08 OF THE INDENTURE.

          (c)  Prior to the close of business upon the earliest to occur of
(i) January 30, 1996, (ii) the commencement of the Exchange Offer, (iii) such earlier date as the Initial Purchaser may determine and specify to the Trustee in writing, and (iv) in the event of a Change of Control, the date the Company mails notice thereof to the Holders (the "Separation Date"), each Series A Note shall bear the following legend:

THIS NOTE IS INITIALLY ISSUED AS PART OF AN ISSUANCE OF UNITS (THE "UNITS"), EACH OF WHICH CONSISTS OF A 15% SENIOR SECURED DISCOUNT NOTE DUE 2005 HAVING A PRINCIPAL AMOUNT AT MATURITY OF $1,000 (THE "NOTES") OF GEOTEK COMMUNICATIONS, INC.(THE "COMPANY") AND WARRANTS TO PURCHASE 30 SHARES OF COMMON STOCK OF THE COMPANY (THE "WARRANTS"). PRIOR TO THE CLOSE OF BUSINESS UPON THE EARLIEST TO OCCUR OF (i) JANUARY 30, 1996, (ii) THE COMMENCEMENT OF AN EXCHANGE OFFER RELATING TO THE NOTES, (iii) SUCH EARLIER DATE AS SMITH BARNEY, INC., AS INITIAL PURCHASER OF THE UNITS, MAY DETERMINE AND SPECIFY TO THE TRUSTEE UNDER THE INDENTURE RELATING TO THE NOTES ("THE INDENTURE") IN WRITING, AND (iv) IN THE EVENT OF A CHANGE OF CONTROL (AS DEFINED IN THE INDENTURE), THE DATE THE COMPANY MAILS NOTICE THEREOF TO HOLDERS OF THE NOTES, THE NOTES EVIDENCED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED OR EXCHANGED SEPARATELY FROM, BUT MAY BE TRANSFERRED OR EXCHANGED ONLY TOGETHER WITH, THE WARRANTS AND, DURING SUCH TIME, THE NOTES WILL EFFECTIVELY BE SUBJECT TO ANY TRANSFER RESTRICTIONS APPLICABLE TO THE WARRANTS.

          2.03. Execution, Authentication and Denominations. Two Officers shall execute the Securities for the Company by facsimile or manual signature in the name and on behalf of the Company. The seal of the Company, if any, shall be reproduced on the Securities.

          If an Officer whose signature is on a Security no longer holds that office at the time the Trustee or authenticating agent authenticates the Security, the Security shall be valid nevertheless.

          A Security shall not be valid until the Trustee or authenticating agent manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

          The Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Series A Notes in the aggregate principal amount at maturity not to exceed $207,000,000 (subject to any increase as provided for in Section 2.01 hereof). The Trustee or an authenticating agent shall upon receipt of a Company Order authenticate for original issue Series B Notes in an aggregate principal amount at maturity not to exceed $207,000,000 (subject to any increase as provided for in Section 2.01 hereof); provided that such Series B Notes shall be issuable only upon the valid surrender for cancellation of Series A Notes of a like aggregate principal amount at maturity in accordance with the Exchange Offer. In each case, the Trustee shall be entitled to receive any Officers' Certificate and any Opinion of Counsel of the Company that it may reasonably request in connection with such authentication of Securities, including, without limitation, in the case of the original issuance of Series B Notes, an Opinion of Counsel dated the date thereof substantially to the effect set forth in Exhibit D hereto. Such Company Order shall specify the amount of Securities to be authenticated and the date on which the original issue of Securities is to be authenticated. The aggregate principal amount at maturity of Securities outstanding at any time may not exceed the amount set forth above except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.06, 2.09, 2.10 or 2.11.

          The Trustee may appoint an authenticating agent to authenticate Securities. An authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such authenticating agent. An authenticating agent has the same rights as an Agent to deal with the Company or an Affiliate of the Company. The Trustee shall not be liable for any act or failure of the authenticating agent to perform any duty either required herein or authored herein to be performed by such person in accordance with this Indenture.

          The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 in principal amount at maturity and any integral multiple of $1,000 in excess thereof.

          2.04. Registrar and Paying Agent. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the "Registrar"), an office or agency where Securities may be presented for payment (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served, which shall be in the Borough of Manhattan, The City of New York. The Company shall cause the Registrar to keep a register of the Securities and of their transfer and exchange (the "Security Register"). The Company may have one or more co-Registrars and one or more additional Paying Agents. Unless the context otherwise requires, the terms "Registrar" and "Paying Agent" shall apply to any co-Registrar and additional Paying Agent, respectively.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall give prompt written notice to the Trustee of the name and address of any such Agent and any change in the address of such Agent. If the Company fails to maintain a Registrar, Paying Agent and/or agent for service of notices and demands, the Trustee shall, upon written notice thereof from the Company, act as such Registrar, Paying Agent and/or agent for service of notices and demands for so long as such failure shall continue. The Company may remove any Agent upon written notice to such Agent and the Trustee; provided that no such removal shall become effective until (i) the acceptance of an appointment by a successor Agent to such Agent as evidenced by an appropriate agency agreement entered into by the Company and such successor Agent and delivered to the Trustee or (ii) notification to the Trustee that the Trustee shall serve as such Agent until the appointment of a successor Agent in accordance with clause (i) of this proviso. The Company, any Subsidiary of the Company, or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar, and/or agent for service of notice and demands; provided, however, that neither the Company, any Subsidiary of the Company nor any Affiliate of any of them shall act as Paying Agent in connection with the defeasance of the Securities or the discharge of this Indenture under Article Eight.

          The Company initially appoints the Trustee as Registrar, Paying Agent, authenticating agent and agent for service of notice and demands. If, at any time, the Trustee is not the Registrar, the Registrar shall make available to the Trustee, on or before each Interest Payment Date and at such other times as the Trustee may reasonably request, the names and addresses of the Holders as they appear in the Security Register.

          2.05. Paying Agent to Hold Money in Trust. Not later than each due date of the principal, premium, if any, and interest on any Securities, the Company shall deposit with the Paying Agent money in immediately available funds sufficient to pay such principal, premium, if any, and interest so becoming due. The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of the Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, and interest on the Securities (whether such money has been paid to it by the Company or any other obligor on the Securities), and that such Paying Agent shall promptly notify the Trustee of any default by the Company (or any other obligor on the Securities) in making any such payment. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and account for any funds disbursed, and the Trustee may at any time during the continuance of any payment default, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon doing so, the Paying Agent shall have no further liability for the money so paid over to the Trustee.
If the Company or any Subsidiary of the Company or any Affiliate of any of them acts as Paying Agent, it will, on or before each due date of any principal of, premium, if any, or interest on the Securities, segregate and hold in a separate trust fund for the benefit of the Holders a sum of money sufficient to pay such principal, premium, if any, or interest so becoming due until such sum of money shall be paid to such Holders or otherwise disposed of as provided in this Indenture, and will promptly notify the Trustee of its action or failure to act. The Company may pay on any due date of the principal, premium, if any, or interest on the Securities such amount that is due and payable by its check payable in lawful money of the United States and mailed to each Holder's registered address as reflected in the Security Register.

          2.06. Transfer and Exchange. The Securities are issuable only in registered form. The Series A Notes shall initially be issued as part of an issuance of Units (the "Units"), each of which consists of a Series A Note having a principal amount at maturity of $1,000 and Warrants to purchase 30 shares of Common Stock (the "Warrants"). Prior to the close of business upon the earliest to occur of (i) January 30, 1996, (ii) the commencement of the Exchange Offer, (iii) such earlier date as the Initial Purchaser may determine and specify to the Trustee in writing, and (iv) in the event of a Change of Control, the date the Company mails notice thereof to the Holders, the Series A Notes may not be transferred or exchanged separately from, but may be transferred or exchanged only together with, the Warrants. A Holder may transfer a Security by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, the Depository shall, by acceptance of a Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Depository (or its agent), and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal principal amount of Securities of other authorized denominations (including on exchange of Series A Notes for Series B Notes), the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided that no exchanges of Series A Notes for Series B Notes shall occur until a Registration Statement shall have been declared effective by the Commission (with written notice thereof from the Company to the Trustee) and that any Series A Notes that are exchanged for Series B Notes shall be canceled by the Trustee. To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute and the Trustee shall authenticate Securities at the Registrar's request. No service charge shall be made for any registration of transfer or exchange or redemption of the Securities, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 2.11, 3.06 or 9.05).

          The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 3.02 and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or
(iii) to register the transfer of or exchange any security between a record date and the next succeeding interest payment date.

          2.07. Book-Entry Provisions for the Global Securities. (a) The Global Securities initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for the Depository and (iii) bear legends as set forth in Section 2.02.

          Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

          (b) Transfers of any Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depository, its successors or their respective nominees. Beneficial interests in any Global Security may be transferred in accordance with the applicable rules and procedures of the Depository and, if applicable, Euroclear and Cedel and the provisions of Section 2.08. If, for any reason, a beneficial owner requires physical delivery of a Physical Security, such beneficial owner shall transfer its interest in the Global Security in exchange for Physical Securities in accordance with the applicable rules and procedures of the Depository and, if applicable, Euroclear and Cedel and the provisions of
Section 2.08. In addition, Physical Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in any Security if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security and a successor Depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository.

          (c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

          (d) In connection with any transfer of a beneficial interest in the U.S. Global Security to a transferee receiving Physical Securities pursuant to paragraph (b) of this Section, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Securities of like tenor and amount.

          (e) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in such Global Security an equal aggregate principal amount of Physical Securities of authorized denominations.

          (f) Any Physical Security delivered in exchange for an interest in the U.S. Global Security or the Temporary Offshore Global Security pursuant to paragraphs (b), (d) or (e) of this Section shall, except as otherwise provided by paragraph (f) of Section 2.08, bear the legend regarding transfer restrictions applicable to the Physical Security set forth in Sections 2.02(a) and 2.02(c).

          (g) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

          2.08. Special Transfer Provisions. Unless and until the Series A Notes are exchanged for Series B Notes or otherwise transferred pursuant to an effective Registration Statement in accordance with the Registration Rights Agreement, the following provisions shall apply:

               (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Series A Note to any Institutional Accredited Investor that is not a QIB:

            (i) The Registrar shall register the transfer of any Series A Note, whether or not such Series A Note bears the Private Placement Legend, if the proposed transferee has delivered to the Registrar (x) a certificate reasonably acceptable to the Trustee that the requested transfer is at least three years after the later of the Issue Date and the last date on which such Series A Note was held by an Affiliate of the Company or (y)(A) a certificate substantially in the form of Exhibit E hereto and (B) if the Accreted Value of the Series A Notes being transferred at the time of such transfer is less than $250,000, an Opinion of Counsel acceptable to the Company, the Registrar and the Trustee that such transfer is in compliance with the Securities Act.

           (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security or the Offshore Global Securities, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (i) and (y) instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of such Global Security in an amount equal to the principal amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Certificates of like tenor and amount.

               (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Series A Note to a QIB:

            (i) If the Series A Note to be transferred consists of Physical Securities or an interest in the Temporary Offshore Global Security, the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Series A Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Series A Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Series A Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

           (ii) If the proposed transferee is an Agent Member and the Series A Note to be transferred consists of Physical Securities or an interest in the Temporary Offshore Global Security, upon receipt by the Registrar of the documents referred to in clause (i) and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Physical Securities or the interest in the Temporary Offshore Global Security, as the case may be, to be transferred, and the Trustee shall cancel the Physical Securities or decrease the amount of the Temporary Offshore Global Security so transferred.

               (c) Transfers of Interests in the Temporary Offshore Global Security. The following provisions shall apply with respect to registration of any proposed transfer of interests in the Temporary Offshore Global Security:

            (i) The Registrar shall register the transfer of any Series A Note (x) if the proposed transferee is a Non-U.S. Person and the proposed transferor has delivered to the Registrar a certificate substantially in the form of Exhibit F hereto or (y) if the proposed transferee is a QIB and the proposed transferor has checked the box provided for on the form of Series A Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Series A Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Series A Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A.

           (ii) If the proposed transferee is an Agent Member, upon receipt by the Registrar of the documents referred to in clause (i)(y) above and instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the Temporary Offshore Global Security to be transferred, and the Trustee shall decrease the amount of the Temporary Offshore Global Security.

               (d) Transfers of Interests in the Permanent Offshore Global Security to U.S. Persons. The following provision shall apply with respect to any transfer of interests in the Permanent Offshore Global Security to U.S. Persons: The Registrar shall register the transfer of any Security without requiring any additional certification.

               (e) Transfers to Non-U.S. Persons at any Time. The following provisions shall apply with respect to any transfer of a Series A Note to a Non-U.S. Person:

            (i) Prior to August 15, 1995, the Registrar shall register any proposed transfer of a Series A Note to a Non-U.S. Person upon receipt of a certificate substantially in the form of Exhibit F hereto from the proposed transferor.

           (ii) On and after August 15, 1995, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Series A Note to be transferred is an interest in the U.S. Global Security, upon receipt of a certificate substantially in the form of Exhibit F from the proposed transferor.

          (iii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Security, upon receipt by the Registrar of (x) the documents, if any, required by paragraph (ii) and
     (y) instructions in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Security in an amount equal to the principal amount of the beneficial interest in the U.S. Global Security to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Registrar of instructions given in accordance with the Depository's and the Registrar's procedures, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Security in an amount equal to the principal amount of the U.S. Global Security to be transferred, and the Trustee shall decrease the amount of the U.S. Global Security.

               (f) Private Placement Legend. Upon the transfer, exchange or replacement of Series A Notes not bearing the Private Placement Legend, the Registrar shall deliver Series A Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Series A Notes bearing the Private Placement Legend, the Registrar shall deliver only Series A Notes that bear the Private Placement Legend unless either (i) the circumstances contemplated by the fourth paragraph of Section 2.01 or paragraph (a)(i)(x) or (e)(ii) of this Section 2.08 exist or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company, the Registrar and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

               (g)  General.  The provisions of Sections 2.01, 2.02, 2.07 and
     2.08 hereof shall be qualified in their entirety by any applicable securities laws of the United States and any other applicable jurisdiction and by the procedures of any applicable clearing agency, in each case as in effect from time to time, and all such laws and clearing procedures shall be deemed to be incorporated herein by reference. By its acceptance of any Series A Note bearing the Private Placement Legend, each Holder of such a Series A Note shall be deemed to acknowledge the restrictions on transfer of such Series A Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Series A Note only as provided in this Indenture.
     The Registrar shall not register a transfer of any Series A Note unless such transfer complies with the restrictions on transfer of such Series A Note set forth in this Indenture. In connection with any transfer of Series A Notes, each Holder agrees by its acceptance of the Series A Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.07 or this Section
2.08. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

          2.09. Replacement Securities. If a mutilated Security is surrendered to the Trustee or if the Holder claims that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security of like tenor and principal amount and bearing a number not contemporaneously outstanding; provided that the requirements of the second paragraph of Section 2.10 are met. If required by the Trustee or the Company, an indemnity bond must be furnished that is sufficient in the judgment of both the Trustee and the Company to protect the Company, the Trustee or any Agent from any loss that any of them may suffer if a Security is replaced. The Company may charge such Holder for its expenses and the expenses of the Trustee in replacing a Security. In case any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

          Every replacement Security is an additional obligation of the Company and shall be entitled to the benefits of this Indenture.

          2.10. Outstanding Securities. Securities outstanding at any time are all Securities that have been authenticated by the Trustee, except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.10 as not outstanding.

          If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless and until the Trustee and the Company receive proof satisfactory to them that the replaced Security is held by a bona fide purchaser.

          If the Paying Agent (other than the Company or an Affiliate of the Company) holds on the maturity date money sufficient to pay Securities payable on that date, then on and after that date, such Securities cease to be outstanding and interest on them shall cease to accrue.

          A Security does not cease to be outstanding because the Company or one of its Affiliates holds such Security, provided, however, that, in determining whether the Holders of the requisite principal amount of the outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

          2.11. Temporary Securities. Until definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of definitive Securities but may have insertions, substitutions, omissions and other variations determined to be appropriate by the Officers executing the temporary Securities, as evidenced by their execution of such temporary Securities. If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 4.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall be entitled to the same benefits under this Indenture as definitive Securities.

          2.12. Cancellation. The Company at any time may deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee shall cancel all Securities surrendered for transfer, exchange, payment or cancellation and shall dispose of them in accordance with its normal procedure or the written instructions of the Company.

          2.13. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" and CINS numbers (if then generally in use), and the Trustee shall use CUSIP numbers or CINS numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities.

          2.14. Defaulted Interest. If the Company defaults in a payment of interest on the Securities, it shall pay, or shall deposit with the Paying Agent, money in immediately available funds sufficient to pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date. A special record date, as used in this Section 2.14 with respect to the payment of any defaulted interest, shall mean the 15th day next preceding the date fixed by the Company for the payment of defaulted interest, whether or not such day is a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder and to the Trustee a notice that states the subsequent special record date, the payment date and the amount of defaulted interest to be paid.

          2.15. Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders and shall otherwise comply with TIA * 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders, and the Company shall otherwise comply with TIA * 312(a).

          2.16. Other Transfers. Notwithstanding anything to the contrary in this Article Two, the Registrar may register the transfer of any Security to any "accredited investor" as defined in Rule 501(a)(5) under the Securities Act upon the delivery to the Registrar of documentation (including certificates of the transferee and an Opinion of Counsel) in form and substance satisfactory to the Company, the Registrar and the Trustee, to the effect that such transfer is in compliance with the securities laws of the United States and the various states thereof.

          2.17. Record Date. The record date for purposes of determining the identity of Securityholders entitled to vote or consent to any action authorized or permitted under this Indenture shall be determined as provided for in TIA * 316(c).

                                 ARTICLE THREE

                            REDEMPTION OF SECURITIES

          3.01.   Notices to the Trustee.

          If the Company elects to redeem Securities pursuant to Paragraph 3(a) or 3(b) of the Securities, it shall notify the Trustee of the Redemption Date and principal amount of Securities to be redeemed.

          The Company shall notify the Trustee by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Securities, of any redemption at least 45 but not more than 60 days before the Redemption Date or such shorter period as may be acceptable to the Trustee.

          3.02.   Selection of Securities To Be Redeemed.

          If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected from the outstanding Securities not previously called for redemption either (x) pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate or (y) in such manner as complies with the requirements of the principal national securities exchange, if any, on which the Securities being redeemed are listed. The amounts to be redeemed shall be equal to $1,000 principal amount at maturity or any integral multiple thereof.

          The Trustee shall promptly notify the Company and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

          For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

          3.03.   Notice of Redemption.

          Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the Security Register maintained by the Registrar.

          All notices of redemption shall identify the Securities to be redeemed and shall state:
          (a)  the Redemption Date;
          (b) the Redemption Price and the amount of accrued interest, if any, to be paid;
          (c) that, unless the Company defaults in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;
          (d) if any Security is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such Security to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;
          (e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;
          (f) the CUSIP number, if any, relating to such Securities, but no representation is made as to the correctness or accuracy of any such CUSIP number; and
          (g) the paragraph of the Securities pursuant to which the Securities are being redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company; provided, however, that the Company shall furnish the Trustee with the contents of such notice.

          3.04.   Effect of Notice of Redemption.

          Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Securities.

          3.05.   Deposit of Redemption Price.

          On or prior to any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment.
If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Securities.

          3.06.   Securities Redeemed or Purchased in Part.

          Upon surrender to the Paying Agent of a Security which is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.

                                  ARTICLE FOUR

                                   COVENANTS

          4.01.   Payment of Securities.

          The Company will pay, or cause to be paid, the principal of and interest on the Securities by 10:30 a.m. New York City time on the dates and in the manner provided in the Securities and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate thereof) holds on that date money designated and set aside for and sufficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Securities pursuant to the terms of this Indenture.

          The Company will pay interest on overdue principal at the rate and in the manner provided in the Securities; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

          4.02.   Maintenance of Office or Agency.

          The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 11.02.

          The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Company hereby initially designates the office of the Trustee, IBJ Schroder Bank & Trust Company, located at One State Street in the Borough of Manhattan, City of New York 10004, as such office of the Company in accordance with this Section 4.02.

          4.03.   Corporate Existence.

          Subject to Article Five, the Company shall do or cause to be done all things necessary to and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that the Company or any of its Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors shall reasonably determine that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and (y) the loss thereof is not materially adverse to either the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

          4.04.   Payment of Taxes and Other Claims.

          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim, the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Company and its Subsidiaries taken as a whole.

          4.05.   Maintenance of Properties; Insurance;
                  Books and Records; Compliance with Law.

          (a) The Company shall, and shall cause each of its Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this Section 4.05(a) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Board of Directors of the Company or such Subsidiary, desirable in the conduct of its business and if such discontinuance is not materially adverse to either the Company and its Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.
          (b) The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).

          (c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all material business and financial transactions of the Company and each Subsidiary of the Company and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

          (d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

          4.06.   Compliance Certificate.

          (a) The Company will deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters and within 90 days after the end of the Company's fiscal year, or such later date as the Company files its annual report on Form 10-K with the SEC for such fiscal year, but in no event later than 120 days after the end of such fiscal year, an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by the Company. If they do know of such a Default or Event of Default, the certificate shall describe any such Default or Event of Default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Company beginning after the Issue Date. The Company shall also deliver a certificate to the Trustee at least annually within 90 days after the end of each fiscal year, or such later date as the Company files its annual report on Form 10-K with the SEC for such fiscal year, but in no event later than 120 days after the end of such fiscal year, from its principal executive, financial or accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture and the Pledge Agreements, such compliance to be determined without regard to any period of grace or requirement of notice provided herein.

          (b) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year, or such later date as the Company files its annual report on Form 10-K with the SEC for such fiscal year, but in no event later than 120 days after the end of such fiscal year, a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Securities as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default under this Indenture has come to their attention and, if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.

          (c) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

          4.07.   SEC Reports.

          The Company shall file with the SEC the annual reports, quarterly reports and the information, documents and other reports required to be filed with the SEC pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act.
In accordance with the provisions of TIA Section 314(a), the Company shall file with the Trustee and provide to each Holder, within 15 days after it files them with the SEC (or if such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing), copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15 of the Exchange Act. The Company also shall comply with the other provisions of TIA Section 314(a). In addition, the Company shall cause its annual reports to stockholders and any quarterly or other financial reports furnished by it to stockholders generally to be filed with the Trustee and mailed no later than the date such materials are mailed or made available to the Company's stockholders, to the Holders at their addresses as set forth in the register of Securities maintained by the Registrar.

          4.08.   Limitation on Indebtedness.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness); provided, however, that the Company or any of its Subsidiaries (other than Subsidiaries whose Capital Stock is then pledged under the Pledge Agreements or the direct or indirect subsidiaries of such Subsidiaries) will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if (a) at the time of such incurrence, no Default or Event of Default shall have occurred and be continuing and (b) at the time of such incurrence and after giving pro forma effect thereto, the Consolidated Indebtedness to Annualized Operating Cash Flow Ratio would not exceed 7.0 to l.0 in the case of any such incurrence of Indebtedness on or before January 1, 1999, or 4.5 to 1.0 in the case of any such incurrence of Indebtedness thereafter.

          Notwithstanding the foregoing, the Company and its Subsidiaries may, to the extent specifically set forth below, incur each and all of the following:

          (a) Indebtedness of the Company and the Subsidiaries evidenced by the Securities and the Guarantees;

          (b) Indebtedness of the Company and its Subsidiaries outstanding on the Issue Date;

          (c) (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Subsidiary of the Company and
     (ii) Interest Rate Protection Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (A) any Indebtedness to which any such Interest Rate Protection Obligation relates bears interest at a fluctuating interest rate and (B) the notional principal amount of any such Interest Rate Protection Obligation does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligation relates;

          (d) Indebtedness of a Subsidiary of the Company owed to and held by the Company or another Subsidiary, except that (i) any transfer of such Indebtedness by the Company or a Subsidiary (other than to the Company or to another Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Subsidiary of the Company which is owed Indebtedness of another Subsidiary of the Company such that the first such Subsidiary ceases to be a Subsidiary of the Company shall, in each case, be an incurrence of Indebtedness by the second such Subsidiary, subject to the other provisions of this Section 4.08;

          (e) Indebtedness of the Company owed to and held by a Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under this Indenture and the Securities except that (i) any transfer of such Indebtedness by a Subsidiary of the Company (other than to another Subsidiary of the Company) and (ii) the sale, transfer or other disposition by the Company or any Subsidiary of the Company of Capital Stock of a Subsidiary which holds Indebtedness of the Company such that it ceases to be a Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company, subject to the other provisions of this
     Section 4.08;

          (f) Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of incurrence;

          (h) Indebtedness of the Company or any of its Subsidiaries represented by standby letters of credit or trade letters of credit entered into in the ordinary course of business;

          (i)  International Vendor Indebtedness;

          (j) guarantees of Indebtedness by the Company of companies in the Communications Products Group, in an aggregate principal amount at any time not exceeding $10,000,000;

          (k) guarantees of Indebtedness by the Company or any of its Subsidiaries of Indebtedness permitted to be incurred by any of them hereunder, to the extent that the guaranteeing party could otherwise incur such debt pursuant to this Indenture;

          (l) Indebtedness issued to finance the acquisition of Telecommunications Assets to be used in the United States by the Company or one of its Subsidiaries, to the extent incurred by the Company or one of its Subsidiaries that does not hold, or hold any rights in, any Licenses for U.S. 900 MHz radio channels;

          (m) Indebtedness of the Company or any Subsidiary of the Company in addition to that described in clauses (a) through (l) above in an aggregate principal amount outstanding at any time not exceeding $20,000,000; and

          (n) (i) Indebtedness of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, substitution, replacement, extension or refunding) Indebtedness (plus reasonable fees and expenses directly associated with such financing) of the Company or any of its Subsidiaries and (ii) Indebtedness of any Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, substitution, replacement, extension or refunding) Indebtedness (plus reasonable fees and expenses directly associated with such financing) of such Subsidiary, in each case other than Indebtedness refinanced, redeemed or retired under clause (j), (k) or (m) of this
     Section 4.08; provided, however, that (A) the principal amount of Indebtedness incurred pursuant to this clause (n) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith and (B) in the case of Indebtedness incurred by the Company pursuant to this clause (n) to refinance Indebtedness subordinated in right of payment to the Securities, such Indebtedness (I) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness being financed and (II) is subordinated to the Securities in the same manner and to the same extent that the Indebtedness being refinanced is subordinated to the Securities.

          For purposes of determining compliance with this Section 4.08, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company in its sole discretion, shall classify such item of Indebtedness and only shall be required to include the amount and type of such Indebtedness in one of such clauses.

          4.09.   Limitation on Restricted Payments.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

          (a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (i) dividends or distributions payable solely in Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (ii) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Wholly-Owned Subsidiary of the Company and
     (iii) the declaration or payment of dividends or other distributions by any Subsidiary of the Company to all holders of Common Stock of such Subsidiary on a pro rata basis);

          (b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries (other than any such Capital Stock owned by a Wholly-Owned Subsidiary of the Company);

          (c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Indebtedness that is subordinated in right of payment to the Securities (other than any such Indebtedness owned by the Company or a Wholly-Owned Subsidiary of the Company); or

          (d) make any Investment (other than any Permitted Investment) in any person (such payments or Investments described in the preceding clauses (a), (b), (c) and this clause (d) are collectively referred to as "Restricted Payments");

provided, however, that the Company or any Subsidiary thereof may make a Restricted Payment if, at the time of and after giving effect to the proposed Restricted Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment), (i) no Default or Event of Default shall have occurred and be continuing, (ii) after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness pursuant to clause (b) of the first paragraph of
Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness) and (iii) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (A) 50% of the aggregate Consolidated Net Income of the Company accrued on a cumulative basis during the period beginning on the first day of the fiscal quarter of the Company during which the Issue Date occurs and ending on the last day of the fiscal quarter of the Company immediately preceding the date of such proposed Restricted Payment, which period shall be treated as a single accounting period (or, if such aggregate cumulative Consolidated Net Income of the Company for such period shall be a deficit, minus 100% of such deficit) plus (B) the aggregate net proceeds, including the Fair Market Value of property other than cash, received by the Company either (I) as capital contributions to the Company after the Issue Date from any person (other than a Subsidiary of the Company) or (II) from the issuance or sale of Capital Stock (excluding Redeemable Capital Stock and Capital Stock issued pursuant to clause (j) of the definition of "Permitted Investments," but including Capital Stock issued upon the conversion of convertible Indebtedness (including Indebtedness that is Redeemable Capital Stock) or from the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Capital Stock and Capital Stock issued pursuant to clause (j) of the definition of "Permitted Investments")) of the Company to any person (other than to a Subsidiary of the Company) after the Issue Date plus (C) in the case of the disposition or repayment of any Investment constituting a Restricted Payment made after the Issue Date (excluding any Investment described in clause (i) of the following paragraph), an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment. For purposes of the preceding clause (iii)(B), (x) the value of the aggregate net cash proceeds received by the Company upon the issuance of Capital Stock upon the conversion of convertible Indebtedness (including Indebtedness that is Redeemable Capital Stock) or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental cash amount received by the Company upon the conversion or exercise thereof and (y) the Fair Market Value of property other than cash shall be determined by the Board of Directors, whose good faith determination shall be conclusive and evidenced by (i) a resolution filed with the Trustee and (ii) in the case of Fair Market Value in excess of $20 million, a written opinion as to such Fair Market Value issued by an Independent Financial Advisor.

          None of the foregoing provisions will prohibit (a) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph;
(b) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (i) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (ii) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than a Subsidiary of the Company), provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (iii)(B) of the preceding paragraph; (c) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Indebtedness that is subordinated in right of payment to the Securities by exchange for, or out of the net cash proceeds of, a substantially concurrent (i) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (ii) issue and sale of
(A) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company), provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (iii)(B) of the preceding paragraph, or (B) Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is Indebtedness that is subordinated in right of payment to the Securities which (I) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Indebtedness so redeemed, repurchased, acquired or retired and (II) is subordinated to the Securities in the same manner and at least to the same extent as the Indebtedness so purchased, exchanged, redeemed, acquired or retired; (d) the payment of dividends on Preferred Stock (other than Redeemable Capital Stock that requires the payment of cash upon any mandatory redemption or sinking fund obligation exercisable at the option of the holder thereof) of the Company issued subsequent to the date hereof to any person who purchases, in a single transaction or series of related transactions, for no less than $50,000,000, shares of such Preferred Stock, provided that the rate of dividends on such Preferred Stock does not exceed, as of the date the issuance thereof is approved by the Board of Directors, the prime rate of interest most recently published in The Wall Street Journal and the aggregate amount of such dividends payable in any fiscal year does not exceed $10,000,000; (e) the repurchase of Capital Stock of the Company (including options, warrants or other rights to acquire such Capital Stock) from employees or former employees of the Company or any Subsidiary thereof for consideration not to exceed $500,000 in the aggregate in any fiscal year;
(f) the payment by the Company of any required dividends on or prior to July 15, 2000 on its Preferred Stock outstanding, or issuable pursuant to an agreement in effect on the date hereof in accordance with the terms thereof as in effect on the date of the Indenture; (g) so long as no Default or Event of Default shall have occurred and be continuing, the distribution by the Company to its shareholders of the Capital Stock of an Unrestricted Subsidiary in the Company's Communications Products Group; (h) so long as no Default or Event of Default shall have occurred and be continuing, required payments by the Company or any of its Subsidiaries pursuant to Acquisition Put Obligations in existence on the date hereof; (i) Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.12 and
(j) any payments made in connection with a Repurchase Event under the Warrant Agreement dated as of June 30, 1995 between the Company and IBJ Schroder Bank & Trust Company, as Warrant Agent. In computing the amount of Restricted Payments previously made for purposes of clause (iii) of the preceding paragraph, Restricted Payments made under clauses (d), (e), (f), (g), (h) and
(i) of this paragraph shall be included and payments made under clauses (a),
(b), (c) and (j) of this paragraph shall not be so included.

          Until such time as the Pledge Agreements and any other security arrangements hereunder are no longer in effect, any cash Investment by the Company made on or after the date hereof in any wholly-owned subsidiary thereof organized under the laws of and doing business in the United States shall be required to be made in the form of a loan, which shall be required to be evidenced by an Intercompany Note. All Intercompany Notes shall be required to be pledged by the Company to the Trustee as Collateral.

          4.10.   Limitation on Liens.

          The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, other than Liens securing Indebtedness that is subordinated in right of payment to the Securities, so long as the Securities are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; provided, however, that the foregoing shall not prohibit (i) Liens existing as of the Issue Date, including Liens securing indebtedness under the Defeased Notes;
(ii) Liens securing the Securities; (iii) Liens in favor of the Company or one or more of its Subsidiaries, other than any Lien on any property or assets of the Company or any of its Subsidiaries securing Indebtedness to one or more Subsidiaries; (iv) any Lien securing only Indebtedness of a Subsidiary of the Company, to the extent that the incurrence of such Indebtedness is permitted under this Indenture and such Indebtedness is not subordinated in right of payment to the Securities; (v) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; and (vi) Permitted Liens.

          4.11.   Change of Control.

          Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Company will notify the Holders of Securities in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer"), and shall purchase, on a Business Day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the Change of Control Date all Securities then outstanding at a purchase price equal to 101% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.

          Notice of a Change of Control Offer shall be mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Securities at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

          (a) that the Change of Control Offer is being made pursuant to this Section 4.11 and that all Securities validly tendered into the Change of Control Offer and not withdrawn will be accepted for payment;

          (b) the purchase price (including the amount of accrued interest, if any) for each Security, the Change of Control Purchase Date and the date on which the Change of Control Offer expires;

          (c) that any Security not tendered for payment will continue to accrue interest in accordance with the terms thereof;

          (d) that, unless the Company shall default in the payment of the purchase price, any Security accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

          (e) that Holders electing to have Securities purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

          (f) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day immediately preceding the Change of Control Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

          (g) that Holders whose Securities are purchased only in part will be issued Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

          (h) the instructions that Holders must follow in order to tender their Securities; and

          (i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then permitted to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Change of Control Offer.

          On the Change of Control Purchase Date, the Company shall
(a) accept for payment Securities or portions thereof validly tendered pursuant to the Change of Control Offer, (b) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and
(c) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Securities so accepted payment in an amount equal to the purchase price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of any Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

          The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act, and any other securities laws or regulations in the event that a Change of Control occurs and the Company is required to purchase Securities pursuant to this Section 4.11.

          4.12.   Disposition of Proceeds of Asset Sales.

          (a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (i) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (ii) at least 85% of such consideration consists of cash or Cash Equivalents or the assumption of Indebtedness of the Company or such Subsidiary or other obligations relating to such assets and release from all liability on the Indebtedness or other obligations assumed, unless, in the case of clause (ii), the remainder of such consideration consists of (x) property or assets that will be owned by the Company or a Subsidiary of the Company and are to be used in a telecommunications business or related activities or services that thereafter will be conducted by the Company or such Subsidiary or (y) Capital Stock or other securities issued by a party to the transaction or an Affiliate thereof, which Capital Stock or other securities are freely tradeable and which are sold for cash within 90 days of the consummation of the Asset Sale in connection with which they were acquired. The Company or such Subsidiary, as the case may be, may, within 180 days of such Asset Sale, apply such Net Cash Proceeds (or enter into a binding agreement within such 180-day period to apply such Net Cash Proceeds within 45 days of the date of such agreement) to (i) an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets") or (ii) in the case of an Asset Sale by a Subsidiary of the Company, the repayment of any Indebtedness of such Subsidiary. Any Net Cash Proceeds from any Asset Sale that are not invested in Replacement Assets within the 180-day period described above constitute "Excess Proceeds" subject to disposition as provided below.

          (b) When the aggregate amount of Excess Proceeds exceeds $10,000,000, the Company will make an offer (an "Asset Sale Offer") to all Holders and all holders of Other Qualified Senior Notes, to be consummated not more than 40 Business Days thereafter (the "Asset Sale Purchase Date"), to purchase the maximum principal amount of Securities and Other Qualified Senior Notes, on a pro rata basis according to the Accreted Value or principal amount, as the case may be, of the Securities and the Other Qualified Senior Notes that may be purchased out of the Excess Proceeds
(i) with respect to the Other Qualified Senior Notes, based on the terms set forth in the instrument related to each issue of the Other Qualified Senior Notes and (ii) with respect to the Securities, at an offer price (the "Asset Sale Offer Price") in cash in an amount equal to 100% of the Accreted Value on the date fixed for closing of such offer plus accrued and unpaid interest, if any, to the date fixed for the closing of such offer in accordance with the procedures set forth in this Section 4.12. To the extent that the aggregate Accreted Value or principal amount, as the case may be, of Securities and Other Qualified Senior Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency in the business of the Company and its Subsidiaries on the Issue Date or in businesses reasonably related thereto (including for general corporate purposes). If the aggregate Accreted Value or principal amount, as the case may be, of Securities and Other Qualified Senior Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, then the Excess Proceeds will be allocated pro rata according to Accreted Value or principal amount, as the case may be, to the Securities and each issue of the Other Qualified Senior Notes and the Trustee will select the Securities to be purchased from the amount allocated to the Securities on the basis set forth in this Indenture. Upon completion of such offer to purchase, the amount of Excess Proceeds will be reset at zero.

          (c) Notice of an Asset Sale Offer shall be mailed by the Company to all Holders not less than 20 Business Days nor more than 40 Business Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

            (i)   that the Asset Sale Offer is being made pursuant to this
     Section 4.12;

           (ii) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Security, the Asset Sale Purchase Date and the date on which the Asset Sale Offer expires;

          (iii) that any Security not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;

           (iv) that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Security accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;

            (v) that Holders electing to have Securities purchased pursuant to an Asset Sale Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

           (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day immediately preceding the Asset Sale Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

          (vii) that if Securities in a principal amount in excess of the Holder's pro rata share of the amount of Excess Proceeds are tendered pursuant to the Asset Sale Offer, the Company shall purchase Securities on a pro rata basis among the Securities tendered (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $1,000 principal amount at maturity or integral multiples of $1,000 shall be acquired);

         (viii) that Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered;

           (ix) the instructions that Holders must follow in order to tender their Securities; and

            (x) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Asset Sale Offer.

          (d) On the Asset Sale Purchase Date, the Company shall (i) accept for payment, on a pro rata basis, Securities or portions thereof tendered pursuant to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price for such Securities, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of any Security surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. For purposes of this
Section 4.12, the Trustee shall act as Paying Agent.

          (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in the event that an Asset Sale occurs and the Company is required to purchase Securities pursuant to this Section 4.12.

          4.13.   Limitation on Issuances and Sale
                  of Preferred Stock by Subsidiaries.

          The Company (a) will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Subsidiary of the Company) and (b) will not permit any person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company; provided that the terms of this Section 4.13 shall not be violated by the acquisition by the Company of any person that will be a Subsidiary of the Company upon the consummation of such acquisition and that had Preferred Stock outstanding prior to such acquisition that was not issued in anticipation of such acquisition.

          4.14.   Limitation on Transactions with
                  Interested Persons.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any beneficial owner (as such term is defined under the definition "Change of Control" in this Indenture) of 10% or more of the Company's Common Stock at any time outstanding (in each case, an "Interested Person"), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company or Interested Persons, (b) with respect to the sale of Capital Stock of the Company (other than Redeemable Capital Stock) involving aggregate payments or value equal to or greater than $5,000,000, such transaction must have been approved in good faith by a majority of the Board of Directors and a majority of its Disinterested Directors as evidenced by a resolution of the Disinterested Directors filed with the Trustee, (c) with respect to a transaction or series of related transactions involving aggregate payments or value equal to or greater than $5,000,000, (i) such transaction must have been approved in good faith by a majority of the Board of Directors and a majority of the Disinterested Directors, as evidenced by a resolution of the Disinterested Directors filed with the Trustee and (ii) other than a transaction provided for in clause (b) above, the Company has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or the applicable Subsidiary, as the case may be, from a financial point of view and (d) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $500,000, the Company shall have delivered an Officers' Certificate to the Trustee certifying that such transaction or series of transactions comply with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (c) (ii) has been delivered or that such transaction or series of transactions have been approved by a majority of the Board of Directors of the Company and by a majority of the Disinterested Directors; provided, however, that this Section 4.14 will not restrict the Company or its

Subsidiaries from (i) paying dividends in respect of their Capital Stock to the extent permitted under Section 4.09, (ii) paying reasonable and customary fees to directors of the Company who are not employees of the Company,
(iii) making loans or advances to officers, employees or consultants of the Company and its Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Subsidiary not in excess of $1,000,000 in the aggregate at any one time outstanding, (iv) engaging in any transaction effected pursuant to an agreement existing on the date hereof, pursuant to the terms of such agreement as in effect on the date hereof, (v) engaging in any transaction between the Company and any Subsidiary or between Subsidiaries or
(vi) entering into any employment or consulting agreement or compensation arrangement with any natural person in the ordinary course of business consistent with past practice. For purposes of this Section 4.14, any transaction or series of related transactions between the Company or any Subsidiary and an Affiliate of the Company that is approved in the manner described in clause (b), (c) or (d) of the preceding sentence will be deemed to be on terms as favorable as those that might be obtained at the time of such transaction (or series of transactions) from a person that is not such an Affiliate.

          4.15.   Limitation on Dividends and Other
                  Payment Restrictions Affecting
                  Subsidiaries.

          The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company,
(c) make loans or advances to, or any Investment in, the Company or any other Subsidiary of the Company or (d) transfer any of its properties or assets to the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) any other provision of this Indenture or any provision of any of the Pledge Agreements,
(ii) applicable law, (iii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company, (iv) customary restrictions on transfers of property subject to a Lien permitted under this Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under this Indenture and the Securities, (v) any agreement or other instrument of a person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such acquired person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (vi) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument, (vii) restrictions imposed under agreements governing International Vendor Indebtedness, provided that such restrictions terminate no later than July 15, 2000, (viii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (ix) customary restrictions pursuant to any agreement relating to Indebtedness of any Subsidiary permitted under
Section 4.08 and incurred for working capital purposes, provided that such restrictions terminate no later than July 15, 2000, (x) encumbrances and restrictions under Indebtedness in effect on the Issue Date and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the Holders than those contained in the Indebtedness so refinanced or replaced, (xi) provisions contained in agreements or instruments governing Indebtedness permitted pursuant to clause (l) of the second paragraph of Section 4.08, provided that such restrictions terminate no later than July 15, 2000, and (xii) any such encumbrance or restriction pursuant to any agreement that amends, extends, refinances, refunds, renews or replaces any agreement described in clauses (i), (iii), (v), (vi), (vii),
(ix) or (xi), whether or not by or among the same parties, provided that the terms and conditions of any such encumbrances of restrictions are no less favorable to the Holders than those under or pursuant to the agreement amended, extended, refinanced, refunded, renewed or replaced.

          4.16.   Limitation on Sale-Leaseback
                  Transactions.

          The Company will not, and will not permit any of its Subsidiaries to, enter into any Sale-Leaseback Transaction with respect to any property of the Company or any of its Subsidiaries (other than Sale-Leaseback Transactions between the Company and any of its Wholly-Owned Subsidiaries or between any such Wholly-Owned Subsidiaries). Notwithstanding the foregoing, the Company and its Subsidiaries may enter into Sale-Leaseback Transactions with respect to property acquired or constructed after the Issue Date, provided, that (a) the Attributable Value of such Sale-Leaseback Transaction shall be deemed to be Indebtedness of the Company or such Subsidiary, as the case may be, and (b) after giving pro forma effect to any such Sale-Leaseback Transaction and the foregoing clause (a), the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of
Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness).

          4.17.   Activities of the Company and
                  Its Subsidiaries.

          The Company will not, and will not permit any of its Subsidiaries to, engage in any business other than the telecommunications business and related activities and services, and such businesses, activities and services as the Company and its Subsidiaries are engaged in on the date hereof.

          4.18.   Subsidiary Guarantees.

          (a) The Company shall cause (i) each of its wholly-owned direct and indirect subsidiaries organized under the laws of a state of the United States or the District of Columbia, doing business in the United States and existing as of the date hereof, which such subsidiaries are listed on
Schedule 4.18 hereto and (ii) in accordance with paragraph (c) of this
Section 4.18, each of its subsidiaries that becomes such a wholly-owned direct or indirect subsidiary subsequent to the date of this Indenture (collectively, the "Guarantors") to jointly and severally guarantee the obligations of the Company under the Securities, this Indenture, the Pledge Agreements, the Note Pledge Agreements, the Security Agreements and any other security arrangements pursuant to supplemental indentures ("Guarantees"), which such Guarantees (i) shall be in form and substance reasonably satisfactory to the Trustee and (ii) shall be executed and delivered by all of the Guarantors in existence on the date of this Indenture (each a "Presently Existing Guarantor") and shall be accompanied by an Opinion of Counsel as to the enforceability thereof and such other matters as the Trustee may reasonably request within 60 days after the date hereof. At the time any Guarantees are entered into, the Company shall additionally deliver to the Trustee an Officers' Certificate (which such Officers' Certificate shall be in form and substance reasonably satisfactory to the Trustee) certifying that all Guarantees required to be delivered under the terms of this Section 4.18 have been delivered and describing any acquisitions, mergers, consolidations or sales of substantially all of the assets of or with respect to the subsidiaries listed on Schedule 4.18 hereto. To the extent that the Company is unable to obtain the Guarantee of each Presently Existing Guarantor within such 60-day period, the Company shall deposit with the Paying Agent an aggregate amount of $500,000 in immediately available funds on the 61st day (the "First Payment Date") after the date of this Indenture, and an additional $500,000 on each succeeding 90th day after the First Payment Date upon which all of such Guarantees have not been obtained, which amounts the Paying Agent shall promptly mail or deliver on a pro rata basis to Holders of record on each such date.

          (b) Notwithstanding the foregoing, no subsidiary of the Company shall be required to become a Guarantor hereunder if and to the extent such subsidiary either (i) is prohibited under applicable law (but not by the terms of any contract, including, without limitation, any other indenture) from becoming a Guarantor and compliance with any such law would be materially burdensome to such Guarantor (and such subsidiary delivers an Opinion of Counsel to the effect that such Guarantee is so prohibited) or
(ii) has assets with an aggregate Fair Market Value of less than $100,000 and does not hold any Licenses (and such subsidiary delivers an Officers' Certificate certifying thereto) and Cumulous Holding Corp., Inc. ("Cumulous") shall not be required to become a Guarantor hereunder to the extent that there shall be a contractual restriction in effect on the Issue Date preventing it from becoming a Guarantor hereunder.

          (c) To the extent that, after the date of this Indenture, the Company establishes or acquires any additional wholly-owned direct and indirect subsidiaries which are organized under the laws of a state of the United States or the District of Columbia and which do business in the United States, the Company shall promptly, but in no case later than 30 days after the date of such establishment or acquisition, cause each such subsidiary to jointly and severally guarantee the obligations of the Company under the Securities, this Indenture, the Pledge Agreements, the Note Pledge Agreements, the Security Agreements and any other security arrangements pursuant to a Guarantee in form and substance satisfactory to the Trustee, to the fullest extent provided herein and shall be accompanied by an Opinion of Counsel as to the enforceability thereof and such other matters as the Trustee may reasonably request.

          (d) To the extent that any wholly-owned subsidiary of the Company that is organized under the laws of a state of the United States or the District of Columbia (other than Cumulous if it is not a Guarantor) is not required to execute and deliver a Guarantee as contemplated above, the Company hereby covenants that such subsidiary shall not engage in any business activities in the United States or hold any License. To the extent any such subsidiary engages in such business activities or holds any License at such time, the Company shall cause such business activities to be ceased promptly and/or such Licenses to be transferred (and the Company will use its best efforts to cause any Licenses to be so transferred), as soon as practicable, to a Guarantor.

          (e) Upon the execution and delivery of a Guarantee, each Guarantor hereby agrees as follows:

               (i) The obligations of each Guarantor pursuant to its Guarantee will be subordinated in right of repayment to any obligation of such Guarantor pursuant to any Indebtedness incurred by such Guarantor to finance the construction or acquisition of Telecommunications Assets by such Guarantor for use by such Guarantor in the United States. The obligations of each Guarantor pursuant to its Guarantee shall be pari passu or senior in right of repayment to all other obligations of such Guarantor.

               (ii) Subject to the terms and conditions of paragraph (iii) of this Section 4.18(e), such Guarantor may not consolidate or merge with or into (whether or not such Guarantor is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another person unless:

               (A) such Guarantor is the surviving person or the person
                   formed by or surviving any such consolidation or merger (if other than such Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia;

               (B) the person formed by or surviving any such consolidation or merger (if other than such Guarantor) or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made assumes all the obligations of such Guarantor, pursuant to a supplemental indenture which shall be in form and substance reasonably satisfactory to the Trustee and shall be accompanied by an Opinion of Counsel as to the enforceability thereof, under the Securities and this Indenture;

               (C) no Default or Event of Default shall have occurred and be continuing on the date of such transaction or shall occur as a result of such transaction; and

               (D) Such Guarantor or the person formed by or surviving any such consolidation or merger, or the person to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made (i) will have Consolidated Net Worth immediately after the transaction (but prior to any purchase accounting adjustments or accrual of deferred tax liabilities resulting from the transaction) not less than the Consolidated Net Worth of such Guarantor immediately preceding the transaction and (ii) will have an Indebtedness to Annualized Operating Cash Flow Ratio immediately after the transaction that does not exceed such Guarantor's Indebtedness to Annualized Operating Cash Flow Ratio immediately preceding the transaction in respect of the same period.

               (E) In case of any such consolidation, merger, sale or
                   conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of this Guarantee and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any Guarantees to be endorsed upon the Securities issuable hereunder which heretofore shall not have been signed by the Company and delivered to the Trustee. Such Guarantee shall in all respects have the same legal rank and benefit under this Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the same date.

               (iii) Except as set forth in Articles Four and Five of this Indenture, nothing contained in this Indenture shall prevent any consolidation or merger of a Guarantor with or into the Company or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company.

               (iv) In the event of a sale or other disposition of all of the assets of such Guarantor, by way of merger, consolidation or otherwise or a sale or other disposition of all of the Capital Stock of such Guarantor (other than to a Subsidiary of the Company), then such Guarantor (in the event of a sale or other disposition, by way of such merger, consolidation or otherwise, of all of the Capital Stock of such Guarantor) or the person acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Guarantee, provided that the proceeds of such sale or other disposition are applied in accordance with the provisions of
         Section 4.12 of this Indenture.  Upon delivery by the Company to the

         Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 4.12, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee. Any Guarantor not released from its obligations under its Guarantee shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of any Guarantor under the Indenture.

               (v) Such Guarantor shall agree jointly and severally and unconditionally to guarantee to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities, the Pledge Agreements, the Note Pledge Agreements, the Security Agreements or any other security arrangements or the obligations of the Company hereunder or thereunder, that: (a) the Accreted Value of and interest on the Securities will be promptly paid in full when due, whether at Stated Maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, such Guarantor will be jointly and severally obligated to pay the same immediately. Such Guarantor shall agree that its obligations under such Guarantee shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities, this Indenture, the Pledge Agreements, the Note Pledge Agreements, the Security Agreements or any other security arrangements, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Such Guarantor shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that such Guarantee will not be discharged except by complete performance of the obligations contained in the Securities and this Indenture or in accordance with Section 10.12 and Section 4.18(f) hereof. If any Holder or the Trustee is required by any court or otherwise to return to the Company or any Guarantor, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or any Guarantor, any amount paid by either to the Trustee or such Holder, such Guarantor's guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Such Guarantor shall agree that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed. Such Guarantor shall further agree that, as between such Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed may be accelerated as provided in Article Six hereof for the purposes of such Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed, and (y) in the event of any declaration of acceleration of such obligations as provided in Article Six, such obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purpose of such Guarantee.

               (vi) Each Guarantee shall provide that, in the event that such Guarantee would constitute or result in a violation of any applicable fraudulent conveyance or similar law of any relevant jurisdiction, the liability of the applicable Guarantor under such Guarantee shall be reduced to the maximum amount permissible under such fraudulent conveyance or similar law.

          (f) In the event (i) Holders of 66 2/3% or more of the aggregate principal amount at maturity of the Securities outstanding on a Collateral Release Request Date consent thereto or (ii) upon the consummation of a Collateral Release Offer, in either case, in accordance with the terms, conditions and procedures set forth in Section 10.12 hereof, then the Guarantees shall automatically terminate and the Company shall have no further obligations under this Section 4.18.

          4.19.   Waiver of Stay, Extension or Usury Laws.

          The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE FIVE

                             SUCCESSOR CORPORATION

          5.01.   When Company May Merge, etc.

          The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets as an entirety to, any person or persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto
(a) either (i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, and in each case, this Indenture shall remain in full force and effect; (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.08 (assuming a market rate of interest with respect to such additional Indebtedness); and (c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions.

          In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under this Indenture; provided, however, that solely for purposes of computing amounts described in subclause
(d)(iii) of Section 4.09, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

          5.02.   Successor Substituted.

          Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01 hereof, the successor person or persons formed by such consolidation or into which the Company is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Securities with the same effect as if such successor had been named as the Company herein; provided, however, that solely for purposes of computing amounts described in subclause (c) of
Section 4.09, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                  ARTICLE SIX

                                    REMEDIES

          6.01.   Events of Default.

          An "Event of Default" means any of the following events:

          (a) a default in the payment of the principal of or premium, if any, on any Security when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

          (b) a default in the payment of an installment of interest on any of the Securities, when the same becomes due and payable, which default continues for a period of 30 days; or

          (c) a failure to perform or observe any other term, covenant or agreement contained in the Securities, this Indenture or any of the Pledge Agreements (other than a default specified in clause (a) or (b) above), which failure continues for a period of 30 days after written notice thereof requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or (ii) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Securities then outstanding; or

          (d) a default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $5,000,000, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full other than by reason of an acceleration or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness and such acceleration has not been rescinded within a period of 15 days; or

          (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

          (f) the Company or any Significant Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:
               (i)  commences a voluntary case or proceeding;
              (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;
             (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;
              (iv) makes a general assignment for the benefit of its creditors; or
               (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

          (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
               (i) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding;
              (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its properties; or
             (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company;
     and in each case the order or decree remains unstayed and in effect for 60 days; or

          (h) any Guarantee of a Significant Subsidiary shall be held in a judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or any Guarantor, or person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee.

          Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer at the Corporate Trust Office of the Trustee by the Company, the Paying Agent, any Holder or any of their respective agents.

          6.02.   Acceleration.

          If an Event of Default (other than as specified in Section 6.01(f) or (g)) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities then outstanding, by written notice to the Trustee and the Company, may declare the Accreted Value of, premium, if any, and accrued and unpaid interest, if any, on all of the outstanding Securities to be due and payable immediately, upon which declaration, all amounts payable in respect of the Securities shall be immediately due and payable. If an Event of Default specified in Section 6.01(f) or (g) occurs and is continuing, then the Accreted Value of, premium, if any, and accrued and unpaid interest, if any, on all of the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Securities, by written notice to the Company and the Trustee, may rescind such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under Section
7.08 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Securities, (iii) the Accreted Value of and premium, if any, on any

Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and
(iv) to the extent that payment of such interest is lawful, interest upon overdue interest which has become due otherwise than by such declaration of acceleration at the rate borne by the Securities; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of Accreted Value of, premium, if any, and interest on the Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

          No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent therein.

          6.03.   Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities, this Indenture or any of the Pledge Agreements.

          All rights of action and claims under this Indenture, the Securities and the Pledge Agreements may be enforced by the Trustee even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          6.04.   Waiver of Past Defaults.

          Subject to the provisions of Sections 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Securities by notice to the Trustee may, on behalf of the Holders of all the Securities, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

          6.05.   Control by Majority.

          The Holders of not less than a majority in aggregate principal amount of the outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Securityholder, or (c) that may expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

          6.06.   Limitation on Suits.

          No Holder shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture, the Securities or any of the Pledge Agreements unless:
          (a) Holders of at least 25% in aggregate principal amount of the outstanding Securities make a written request to the Trustee to institute such proceeding or pursue such remedy;
          (b) such Holders offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;
          (c) the Trustee fails to institute such proceeding or pursue such remedy within 60 days after receipt of such request; and
          (d) within such 60-day period the Trustee does not receive a direction which is inconsistent with the request from the Holders of a majority in aggregate principal amount of the outstanding Securities;

          The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, such Security on or after the respective due dates set forth in such Security, subject to applicable grace periods.

          A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

          6.07.   Right of Holders To Receive Payment.

          Notwithstanding any other provision in this Indenture, the right of any Holder to receive payment of the principal of, premium, if any, and interest on such Security, on or after the respective Stated Maturities expressed in such Security, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

          6.08.   Collection Suit by Trustee.

          If an Event of Default specified in clause (a) or (b) of Section
6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Securities for the whole amount of Accreted Value of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Securities and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          6.09.   Trustee May File Proofs of Claims.

          The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Subsidiaries of the Company (or any other obligor upon the Securities), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          6.10.   Priorities.

          If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:
          First:  to the Trustee for amounts due under Section 7.08;
          Second: to Holders for interest accrued on the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for interest;
          Third: to Holders for amounts of Accreted Value (including any premium) owing under the Securities, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for Accreted Value (including any premium); and
          Fourth:  the balance, if any, to the Company.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10.

          6.11.   Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Securities.

          6.12.   Restoration of Rights and Remedies.

          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE SEVEN

                                    TRUSTEE

          7.01.   Duties.

          (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b)  Except during the continuance of an Event of Default,

            (i) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

           (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform as to form only to the requirements of this Indenture.

          (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

            (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

           (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this
Section 7.01.

          7.02.   Rights of Trustee.

          Subject to Section 7.01 hereof and the provisions of TIA * 315:
          (a) the Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.
          (b) before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 11.04 and 11.05.
     The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.
          (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.
          (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence or willful misconduct.
          (e) the Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.
          (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

          7.03.   Individual Rights of Trustee.

          The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 7.11 and 7.12 and TIA ** 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

          7.04.   Trustee's Disclaimer.

          The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, it shall not be accountable for the Company's use or application of the proceeds from the Securities, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Securities other than the Trustee's certificate of authentication.

          7.05.   Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days after obtaining knowledge thereof; provided, however, that, except in the case of a Default or Event of Default specified in Section 6.01(a) or (b), the Trustee shall be protected in withholding such notice if and so long as a committee of Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

          7.06.   Money Held in Trust.

          All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with the Company.

          7.07.   Reports by Trustee to Holders.

          Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA * 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA * 313(a). The Trustee also shall comply with TIA ** 313(b) and 313(c).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Securities are listed.

          The Company shall notify the Trustee in writing if the Securities become listed on any securities exchange.

          7.08.   Compensation and Indemnity.

          The Company covenants and agrees to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants and counsel.

          The Company shall indemnify the Trustee and its officers and directors for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses, including reasonable attorneys' fees, of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall reasonably cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its prior written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Securities.

          When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(f) or (g), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.
          The Company's obligations under this Section 7.08 and any Lien arising hereunder and under any of the Pledge Agreements shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article Eight and/or the termination of this Indenture.

          7.09.   Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's prior written consent. The Company may remove the Trustee if:

          1.   the Trustee fails to comply with Section 7.11;

          2. the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          3. a receiver or other public officer takes charge of the Trustee or its property; or

          4.   the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by
Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Securities may, with the Company's prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.08, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Securityholder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

          7.10.   Successor Trustee by Merger, etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

          7.11.   Eligibility; Disqualification.

          There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA ** 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article. The Trustee is subject to TIA * 310(b).

          7.12.   Preferential Collection of Claims
                  Against Company.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Section 311(a) to the extent provided therein.

                                 ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE; DEFEASANCE

          8.01.   Satisfaction and Discharge.

          This Indenture will be discharged and will cease to be of further effect as to all outstanding Securities, except as to those obligations referred to in the penultimate paragraph of this Section 8.01, when:

          (a) either (i) all Securities theretofore authenticated and delivered (except lost, stolen or destroyed Securities which have been replaced or paid or Securities for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 8.04) have been delivered to the Trustee for cancellation, or (ii) all Securities not theretofore delivered to the Trustee for cancellation (except lost, stolen or destroyed Securities which have been replaced or paid) have been called for redemption pursuant to the terms of the Securities or have otherwise become due and payable hereunder;

          (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders for that purpose, funds in an amount sufficient without consideration of reinvestment of such interest, to pay and discharge the entire Indebtedness on the Securities not theretofore delivered to the Trustee for cancellation for principal of, premium, if any, and interest on such Securities to the date of deposit together with irrevocable instructions from the Company directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (c) no Default or Event of Default with respect to this Indenture or the Securities shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit;

          (d) the Company shall have paid all other sums payable by it hereunder;

          (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Section 8.01 have been complied with.

          Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and 7.08 shall survive until the Securities are no longer outstanding pursuant to Section 2.10. After the Securities are no longer outstanding, the Company's obligations in Sections 7.08, 8.03, 8.04 and 8.05 shall survive.

          After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Securities and this Indenture except for those surviving obligations specified above.

          8.02.   Defeasance and Covenant Defeasance.

          (a) The Company may, at its option and at any time, terminate the obligations of the Company with respect to the outstanding Securities, including, without limitation, all of the Company's obligations under the Pledge Agreements, by electing to have either paragraph (b) or paragraph (c) below be applied to the outstanding Securities upon compliance with the conditions set forth in paragraph (d).

          (b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Securities, including, without limitation, all of the Company's obligations under the Pledge Agreements, on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such

Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (ii) the Company's obligations with respect to such Securities under Sections 2.06, 2.07 and 4.02, and, with respect to the Trustee, under Section 7.08, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article Eight. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Securities.

          (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Section 5.01 and in Sections 4.03 through 4.17 with respect to the outstanding Securities and from its obligations under the Pledge Agreements on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants or under the Pledge Agreements, but shall continue to be deemed "outstanding" for all other purposes hereunder and thereunder. For this purpose, such covenant defeasance means that, with respect to the outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or under the Pledge Agreements, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

          (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Securities:

            (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities,
     (x) cash, in United States dollars, (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations"), or (z) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest on the outstanding Securities (except lost, stolen or destroyed Securities which have been replaced or repaid) to redemption or maturity, as the case may be, or otherwise in accordance with the terms of this Indenture and of such Securities;

           (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(a) is concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

          (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company;

           (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

            (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

           (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

          (vii)   in the case of an election under either paragraph (b) or
     (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; and

         (viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture to either the legal defeasance under paragraph (b) above or the covenant defeasance under paragraph (c) above, as the case may be, have been complied with.

          (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to paragraph (d) above in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Securities.

          Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

          8.03.   Application of Trust Money.

          The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Securities.

          8.04.   Repayment to Company.

          Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

          8.05.   Reinstatement.

          If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Securities because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

          9.01.   Without Consent of Holders.

          The Company, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend, waive or supplement this Indenture, the Securities or any of the Pledge Agreements without notice to or the consent of any Holder:
          (a)  to cure any ambiguity, defect or inconsistency;
          (b)  to comply with Article Five of this Indenture;
          (c) to provide for uncertificated Securities in addition to certificated Securities;
          (d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;
          (e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

          Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the rights of any Holders hereunder. The Company shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change made pursuant to paragraph (a) or (e) of this
Section 9.01 does not adversely affect the rights of any Holder.

          9.02.   With Consent of Holders.

          Subject to Section 6.04, the Company, when authorized by a Board Resolution and the Trustee may amend this Indenture, the Securities or any of the Pledge Agreements with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and the Holders of at least a majority in aggregate principal amount of the Securities then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture, the Securities or any of the Pledge Agreements.

          Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to Section 6.04, may not:
          (a) reduce the principal amount of, extend the fixed maturity of, or alter the redemption provisions of, the Securities;
          (b) change the currency in which any Security, or any premium or interest thereon, is payable or make the principal of, premium, if any, or interest on any Security payable in money other than that stated in the Security;
          (c) reduce the percentage in principal amount of outstanding Securities the Holders of which must consent to an amendment or supplement to or waiver of any provision of or consent to take any action under this Indenture, the Securities or any of the Pledge Agreements;
          (d) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities;
          (e) waive a default in the payment with respect to, the Securities; or
          (f) reduce or change the rate or time for payment of interest on any Security.

          It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Security affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

          9.03.   Compliance with Trust Indenture Act.

          Every amendment of or supplement to this Indenture or the Securities shall comply with the TIA as then in effect.

          9.04.   Revocation and Effect of Consents.

          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Security or portion of that Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of a Security prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under Section 316(b) of the TIA.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder; unless it makes a change described in any of clauses
(a) through (f) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security.

          9.05.   Notation on or Exchange of Securities.

          If an amendment, supplement or waiver changes the terms of a Security, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Security to deliver it to the Trustee.
The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or issue a new Security shall not affect the validity and effect of such amendment, supplement or waiver.

          9.06.   Trustee May Sign Amendments, etc.

          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.

                                  ARTICLE TEN

                        PLEDGED COLLATERAL AND SECURITY

          10.01.  Pledge Agreements.

          The due and punctual payment of the principal of and interest on the Securities when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Securities and performance of all other obligations of the Company to the Holders or the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, shall be secured as provided in the Pledge Agreements, which the Company has entered into simultaneously with the execution of this Indenture. Each Holder, by its acceptance of the Securities, consents and agrees to the terms of the Pledge Agreements (including, without limitation, the provisions providing for foreclosure and release of Pledged Collateral) as the same may be in effect or may be amended from time to time in accordance with their respective terms and authorizes and directs the Trustee to enter into the Pledge Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall deliver to the Trustee a copy of the Pledge Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Pledge Agreements, or as may be reasonably requested by the Trustee, to assure and confirm to the Trustee the security interests in the Pledged Collateral contemplated hereby or by the Pledge Agreements, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, or shall cause its subsidiaries to take, any and all actions reasonably required to cause the Pledge Agreements to create and maintain, as security for the obligations of the Company hereunder and under the Securities, valid and enforceable perfected Liens in and on all the Pledged Collateral, in favor of the Trustee for the benefit of the Holders, superior to and prior to the rights of all third persons, except for those Liens expressly contemplated by the Pledge Agreements.

          10.02.  Recording and Opinions.

          (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture one or more Opinions of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of this Indenture, financing statements or other instruments necessary to make effective the Liens intended to be created by the Pledge Agreements, and reciting with respect to the security interests in the Pledged Collateral, the details of such actions, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective.

          (b) The Company shall furnish to the Trustee simultaneously with the execution and delivery of each additional Pledge Agreement, any Note Pledge Agreement, any Security Agreement or any substitution of Collateral under any such agreement, one or more Opinions of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering and filing of any financing statements or other instruments necessary to make effective the Liens intended to be created by such agreement, and reciting with respect to the details in the new Collateral (by way of substitution or otherwise) the details of such actions, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective.

          (c) The Company shall furnish to the Trustee on June 30 in each year beginning with June 30, 1996, one or more Opinions of Counsel, each dated as of such date, either (i) (A) stating that, in the opinion of such counsel, all action has been taken with respect to the recording, registering, filing, re-recording, re-registering and refiling of all financing statements, continuation statements or other instruments of further assurance as is necessary (1) to make effective the Liens intended to be created by the Note Pledge Agreements and (2) to maintain the Liens of the Pledge Agreements and any Note Pledge Agreements and Security Agreements and reciting with respect to the security interests in the applicable Collateral the details of such actions or referring to prior Opinions of Counsel in which such details are given and (B) based on relevant laws as in effect on the date of each such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders and the Trustee hereunder and under the Pledge Agreements and any Note Pledge Agreements and Security Agreements with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make effective and/or maintain such Liens, as the case may be.

          10.03.  Release of Collateral.

          (a) Subject to subsections (b), (c) and (d) of this Section 10.03, Collateral may be released from the Liens and security interests created by the Pledge Agreements and any Note Pledge Agreements and Security Agreements at any time or from time to time in accordance with the provisions of such agreements and as provided hereby. In addition, upon the request of the Company pursuant to an Officers' Certificate certifying that all conditions precedent hereunder and under any such agreements, to the extent applicable, have been met and stating whether or not such release is in connection with an Asset Sale or a Collateral Release Request, the Trustee shall (at the sole cost and expense of the Company) release Collateral which is sold, conveyed or disposed of in compliance with the provisions of this Indenture and any such agreements, to the extent applicable, provided, that if such sale, conveyance or disposition constitutes an Asset Sale, the Company shall apply the Net Cash Proceeds in accordance with Section 4.12 and any such agreements, to the extent applicable. Upon receipt of such Officers' Certificate, the Trustee shall execute, deliver or acknowledge any necessary or proper instruments of termination, satisfaction or release to evidence the release of any Collateral permitted to be released pursuant to this Indenture and any such agreements, to the extent applicable.

          (b) Except to the extent that any Lien on the proceeds of Collateral is automatically released by operation of Section 9-306 of the Uniform Commercial Code or other similar law, no Collateral shall be released from the Liens and security interests created by the Pledge Agreements and any Note Pledge Agreements and/or Security Agreements pursuant to the provisions of such agreements unless there shall have been delivered to the Trustee the certificate required by this Section 10.03.

          (c) At any time when an Event of Default shall have occurred and be continuing and the maturity of the Securities shall have been accelerated (whether by declaration or otherwise), no Collateral shall be released pursuant to the provisions of the Pledge Agreements and any Note Pledge Agreements and/or Security Agreements, and no release of Collateral in contravention of this Section 10.03(c) shall be effective as against the Holders.

          (d) The release of any Collateral from the Liens and security interests created by this Indenture and the Pledge Agreements and any Note Pledge Agreements and/or Security Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent that any such Collateral is released pursuant to the terms hereof or, subject to complying with the requirements of this Section 10.03, pursuant to the terms of the Pledge Agreements and any Note Pledge Agreements and/or Security Agreements. To the extent applicable, the Company shall cause TIA
Section 314(d) relating to the release of property or securities from the Liens and security interests of the Pledge Agreements and any Note Pledge Agreements and relating to the substitution therefor of any property or securities to be subjected to the Liens and security interests of the Pledge Agreements and any Note Pledge Agreements to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

          10.04.  Certificates of the Company.

          (a) The Company shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Pledge Agreements and any Note Pledge Agreements, (i) all documents required by Section 314(d) of the TIA and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by Section 314(d) of the TIA. The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

          10.05.  Authorization of Actions to Be Taken by
                  the Trustee Under the Security Documents.

          Subject to the provisions of Sections 7.01 and 7.02 hereof, the Trustee may, in its sole discretion and without the consent of the Holders, on behalf of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the Pledge Agreements and any Note Pledge Agreements and/or Security Agreements and (b) collect and receive any and all amounts payable in respect of the obligations of the Company hereunder. The Trustee shall have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Pledge Agreements and any Note Pledge Agreements and/or Security Agreements or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders or of the Trustee).

          10.06. Authorization of Receipt of Funds by the Trustee Under the Security Documents.

          The Trustee is authorized to receive any funds for the benefit of the Holders distributed under the Pledge Agreements and any Note Pledge Agreements and/or Security Agreements, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

          10.07.  Termination of Security Interests.

          Upon the payment in full of all obligations of the Company under this Indenture, the Securities, the Pledge Agreements and any Note Pledge Agreements and/or Security Agreements, the Trustee shall, at the request of the Company and upon receipt of an Officers' Certificate certifying as to the foregoing, release the Liens pursuant to this Indenture and the Pledge Agreements and any Note Pledge Agreements and/or Security Agreements.

          10.08.  Releases Following Sale of Assets.

          Concurrently with any sale of assets, any Liens in favor of the Trustee in the assets sold thereby shall be released; provided, that in the event of an Asset Sale, the Net Cash Proceeds from such sale or other disposition are applied in accordance with the provisions of Section 4.12, the Pledge Agreements and any Note Pledge Agreements and/or Security Agreements; provided, further, that, the Net Cash Proceeds resulting from any sale or disposition of Collateral are applied to the purchase of Replacement Assets that are subject to a first priority perfected Lien in favor of the Trustee or the acquisition or formation of a Subsidiary that, when acquired or formed, will have all of its outstanding Capital Stock subject to a first priority perfected Lien in favor of the Trustee. If the Company does not apply such Net Cash Proceeds in accordance with the preceding sentence, such Net Cash Proceeds shall remain in an account subject to a first priority perfected Lien in favor of the Trustee and shall not be released until the obligations of the Company under this Indenture and the Securities, have been discharged, the Pledge Agreements, and any Securities Pledge Agreements and/or Security Agreements shall have otherwise been terminated or until such Net Cash Proceeds have been distributed to the Holders of the Securities as Excess Proceeds.

          10.09.  "Trustee" to Include Paying Agent.

          In case at any time a Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article Ten shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article Ten.

          10.10.  Nominees of the Trustee.

          Notwithstanding anything contained herein to the contrary, the Trustee may in its sole discretion designate a nominee or nominees to hold any Collateral on its behalf and/or to exercise on its behalf any voting or other rights or powers with respect thereto, provided, however, that nothing contained in this Section 10.10 shall relieve the Trustee from any of its obligations hereunder.

          10.11.  Pledge of Notes Pertaining to Certain
                  Intercompany Indebtedness.

          The Company shall not, on or at any time after the date of this Indenture, make any cash investment in any wholly-owned subsidiary of the Company which is organized under the laws of the United States or any state thereof or the District of Columbia and which is doing business in the United States (each, a "Subsidiary Borrower") unless such investment is structured as a loan by the Company to such Subsidiary Borrower (an "Intercompany Loan"). The Company shall cause each such Intercompany Loan to be evidenced by a promissory note (an "Intercompany Note") executed by the Subsidiary Borrower in favor of the Company, which such Intercompany Loan shall be on commercially reasonable terms, and which such Intercompany Note shall be in form and substance typical for loans of such type and satisfactory to the Trustee, and the Company, by means of one or more pledge agreements (each, a "Note Pledge Agreement") substantially similar in form and substance to the U.S. Pledge Agreement, with only such reasonable modifications as shall be necessary to reflect differences in the type of Collateral being pledged, shall pledge such Intercompany Notes as Collateral in favor of the Trustee for the benefit of the Holders. The Company shall deliver to the Trustee a copy of each Note Pledge Agreement prior to the making of any such Intercompany Loan, and shall, prior to the making of any such Intercompany Loan, do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Note Pledge Agreements, or as may be reasonably requested by the Trustee, to assure and confirm to the Trustee the security interests contemplated thereby, which such security interests shall be first priority liens, so as to render the same available for the security and benefit of this Indenture and of the Securities secured hereby, according to the intent and purposes herein expressed. The Company shall take, and shall cause each Subsidiary Borrower to take, any and all action reasonably required or requested by the Trustee to cause the Note Pledge Agreements to create and maintain valid and enforceable perfected Liens in and on all the Collateral pledged thereby, in favor of the Trustee for the benefit of the Holders, superior to and prior to the rights of all third persons.

          10.12.  Collateral Release Request.

          (a) At any time during which no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default shall have occurred or be continuing, and upon receipt by the Trustee of an Officers' Certificate certifying as to the foregoing, the Company may request (each such request being a "Collateral Release Request" and the date such request is made being the "Collateral Release Request Date") in writing the Holders' consent to terminate the Collateral Arrangements and release the Collateral as provided hereby.

          (b) A Collateral Release Request shall be mailed by the Company to the Holders at their registered addresses and shall state:
            (i) that the Collateral Release Request is being made pursuant to this Section 10.12;
           (ii) that the prior written consent of Holders of at least 66 2/3% of the aggregate principal amount at maturity of the Securities outstanding on the Collateral Release Request Date is required to terminate the Collateral Arrangements and release the Collateral pursuant to this Section 10.12;
          (iii) that Holders electing to permit the Collateral Arrangements to be terminated will be required to deliver in writing their votes with respect to the Collateral Release Request to the Trustee within 30 Business Days after the Collateral Release Request Date;
           (iv) that if, upon the conclusion of such 30 Business Day period commencing on the Collateral Release Request Date, Holders of 66 2/3% or more of the aggregate principal amount at maturity of the Securities outstanding on the Collateral Release Request Date consent thereto, the Collateral Arrangements (including, without limitation, the Guarantees) shall terminate and the Collateral shall be released upon delivery to the Trustee of an Officers' Certificate setting forth the votes received on the Collateral Release Request; and
            (v) that if, upon the conclusion of such 30 Business Day period commencing on the Collateral Release Request Date, Holders of less than 66 2/3% of the aggregate principal amount at maturity of the Securities outstanding on the Collateral Release Request Date have consented to terminate the Collateral Arrangements and release the Collateral the Collateral Arrangements will not be terminated and the Collateral will not be released unless the Company, at its option, within 5 Business
     Days after the conclusion of such 30 Business Day period, makes an offer to purchase (the "Collateral Release Offer") all of the then outstanding Securities at a purchase price (the "Collateral Release Purchase Price") equal to 101.5% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Collateral Release Purchase Date") and, if a Collateral Release Offer is made, the Company, within 40 Business Days after the Collateral Release Offer, shall purchase, all of the Securities tendered to the Company pursuant to the Collateral Release Offer at a purchase price (the "Collateral Release Purchase Price") equal to 101.5% of the Accreted Value thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Collateral Release Purchase Date") and upon the consummation of such purchase, the Collateral Arrangements shall terminate and the Collateral shall be released.

          (c) Notice of a Collateral Release Offer shall be mailed by the Company not less than 20 nor more than 40 Business Days before the Collateral Release Purchase Date to all Holders at their last registered address with a copy to the Trustee and the Paying Agent. The Collateral Release Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Collateral Release Purchase Date. The notice, which shall govern the terms of the Collateral Release Offer, shall include such disclosures as are required by law and shall state:
            (i) that the Collateral Release Offer is being made pursuant to this Section 10.12;
           (ii) the Collateral Release Purchase Price (including the amount of accrued original issue discount on the Security or accrued interest, if any) for each Security, the Collateral Release Purchase Date and the date on which the Collateral Release Offer expires;
          (iii) that any Security not tendered or accepted for payment will continue to accrete and/or accrue interest in accordance with the terms thereof;
           (iv) that, unless the Company shall default in the payment of the Collateral Release Purchase Price, any Security accepted for payment pursuant to the Collateral Release Offer shall cease to accrete and/or accrue interest after the Collateral Release Purchase Date;
            (v) that Holders electing to have Securities purchased pursuant to a Collateral Release Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Collateral Release Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;
           (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the third Business Day immediately preceding the Collateral Release Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the aggregate principal amount at maturity of Securities the Holder delivered for purchase, the Security certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;
          (vii) that Holders whose Securities are purchased only in part will be issued new Securities equal in aggregate principal amount at maturity to the unpurchased portion of the Securities surrendered;
         (viii) the instructions that Holders must follow in order to tender their Securities; and
           (ix) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not permitted to file any such reports with the SEC, the comparable reports prepared pursuant to Section 4.07), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Collateral Release Offer and the consummation of the transactions contemplated thereby and such other information concerning the circumstances and relevant facts regarding such Collateral Release Offer as would be material to a Holder of Securities in connection with the decision of such Holder as to whether or not it should tender Securities pursuant to the Collateral Release Offer.

          (d)  On the Collateral Release Purchase Date, the Company shall
(i) accept for payment, on a pro rata basis, Securities or portions thereof tendered pursuant to the Collateral Release Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Collateral Release Purchase Price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Securities so accepted together with an Officers' Certificate setting forth the Securities or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of

Securities so accepted payment in an amount equal to the Collateral Release Purchase Price for such Securities, and the Trustee upon order of the Company shall promptly authenticate and mail or deliver to such Holders new Securities equal in aggregate principal amount at maturity to any unpurchased portion of any Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Collateral Release Offer not later than the first Business Day following the Collateral Release Purchase Date. For purposes of this Section 10.12, the Trustee shall act as Paying Agent. Upon the consummation of such purchase, the Collateral Arrangements and the covenants contained therein automatically shall terminate and the Collateral shall be released.

          (e) Notwithstanding Sections 10.12(b), (c) and (d) hereof, the Company shall comply, to the extent applicable, with the requirements of
Section 14(e) of the Exchange Act and any other securities laws or regulations in the event that a Collateral Release Request is made and the Company is required to purchase Securities pursuant to this Section 10.12. Any provision of Section 10.12(b), (c) and (d) hereof will be deemed to be amended to the extent necessary to give effect to any such law.

          (f) If the Company at any time makes a Collateral Release Request, the Company shall deposit with the Paying Agent, within 35 Business Days after the Collateral Release Request Date, immediately available funds in an amount sufficient to pay to the Holders voting on such Collateral Release Request an amount in cash equal to .50% of the Accreted Value of the outstanding Securities held by such voting Holders on the Collateral Release Request Date, and the Paying Agent shall promptly mail or deliver such amount to such voting Holders on a pro rata basis.

                                 ARTICLE ELEVEN

                                 MISCELLANEOUS

          11.01.  Trust Indenture Act of 1939.

          This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

          If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

          11.02.  Notices.

          Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:
          If to the Company to:
          Geotek Communications, Inc.
          20 Craig Road
          Montvale, NJ  07645
          Attention:  General Counsel
          If to the Trustee to:
          IBJ Schroder Bank & Trust Company
          One State Street
          New York, NY  10004
          Attention:  Corporate Trust and Agency
                      Administration

          The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Section 310(b), TIA
Section 313(c), TIA Section 314(a) and TIA Section 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Securities register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee.

          Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          11.03.  Communication by Holders with
                  Other Holders.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The obligors, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

          11.04.  Certificate and Opinion as to
                  Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, such obligor shall furnish to the
Trustee:
          (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          11.05.  Statements Required in Certificate
                  or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:
          (a) a statement that the person making such certificate or opinion has read such covenant or condition;
          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;
          (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and
          (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

          11.06.  Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

          11.07.  Governing Law; Jurisdiction.

          This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The Company irrevocably submits to the jurisdiction of any United States or State court located in the State of New York in any suit or proceeding based on or arising under this Indenture or the Securities and irrevocably agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Company irrevocably waives the defense of an inconvenient forum to the maintenance of such suit or proceeding. The Company hereby agrees to designate and appoint CT Corporation System, 1633 Broadway, New York, NY 10019 as an agent upon whom process may be served in any suit or proceeding based on or arising under this Indenture or the Securities. The Company further agrees that service of process upon the Company, or upon an agent appointed pursuant to the preceding sentence accompanied with written notice of said service to the Company, as the case may be, mailed by first class mail shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. Nothing herein shall affect the Trustee's or any Holder's right to serve process in any other manner permitted by law. The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

          11.08.  No Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          11.09.  No Recourse Against Others.

          A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability.

          11.10.  Successors.

          All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.
          11.11.  Counterparts; Duplicate Originals.
          This Indenture may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.
          11.12.  Separability.
          In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.
          11.13.  Table of Contents, Headings, etc.
          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.
          11.14.  Benefits of Indenture.
          Except as provided in Article Ten, nothing in this Indenture or in the Securities, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.
                GEOTEK COMMUNICATIONS, INC.

Attest:                       By: /s/ Yaron Eitan
                                  -------------------------------
                                  Name:  Yaron Eitan
                                  Title: President


               (SEAL)


                 IBJ SCHRODER BANK & TRUST
                                COMPANY, as Trustee


    Attest:                   By: /s/ Barbara McCluskey
                                  --------------------------------
                                  Name:  Barbara McCluskey
                                  Title: Asst. Vice President

               (SEAL)

                                   EXHIBIT A

                          GEOTEK COMMUNICATIONS, INC.
               15% SERIES A SENIOR SECURED DISCOUNT NOTE DUE 2005


    No. 1                                                   $207,000,000
                                                            CUSIP 373654AC6

          GEOTEK COMMUNICATIONS, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of Two Hundred Seven Million Dollars on July 15, 2005, at the office or agency of the Company referred to below, and to pay cash interest thereon, which such interest will accrue from and after July 15, 2000 at the rate of 15% per annum (subject to adjustment, as provided on the reverse hereof) and will be payable on January 15 and July 15, in each year, commencing on January 15, 2001, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from July 15, 2000, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months from July 6, 1995. No interest shall be payable on the Securities prior to July 15, 2000.
          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the regular record date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date and may be paid, at the option of the Company, by check mailed to such person. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such regular record date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.
          This Security is issued with original issue discount for Federal income tax purposes in the aggregate amount of $136,187,370 ($657.91 per $1,000 principal amount). For Federal income tax purposes, the aggregate issue price of the Security is $70,812,630 ($342.09 per $1,000 principal amount), the yield to maturity is 19.35% and the issue date is July 6, 1995.
          Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.
          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.
          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Date:                                GEOTEK COMMUNICATIONS, INC.
     ----------------------

                              By:
                                  -----------------------------------
                                  Name:
                                  Title:
Attest:                           [SEAL]



Authorized Signature

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION
          This is one of the Securities referred to in the within-mentioned Indenture.


                              IBJ SCHRODER BANK &
                                TRUST COMPANY


                              By:
                                  -------------------------------
                                  Authorized Signatory

                             (Reverse of Security)
          1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its 15% Series A Senior Secured Discount Notes due 2005, limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $227,700,000 (as contemplated by Section 2.01 of the Indenture), which may be issued under an indenture (herein called the "Indenture") dated as of June 30, 1995, between Geotek Communications, Inc., a Delaware corporation, as issuer (the "Company"), and IBJ Schroder Bank & Trust Company, a banking company organized under the laws of the State of New York, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          2.   Additional Interest.

          (a) if a Registration Statement is not filed within 60 days following the Issue Date, then, commencing on the 61st day after the Issue Date, additional interest payable in cash (the "Additional Interest") shall accrue on the Series A Notes at a rate of 0.50% per annum for the first 90 days immediately following the 60th day after the Issue Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period;

         (b) if a Registration Statement is filed pursuant to clause (a) above or otherwise prior to 120 days following the Issue Date and is not declared effective within such 120-day period, then, commencing on the 121st day after the Issue Date, Additional Interest shall accrue on the Series A Notes at a rate of 0.50% per annum for the first 90 days immediately following the 120th day after the Issue Date, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 90-day period; and

          (c) if (i) the Company has not exchanged Series B Notes for all Series A Notes validly tendered in accordance with the terms of the Exchange Offer on or prior to 45 days after the date on which the Registration Statement was declared effective or (ii) if applicable, the Shelf Registration Statement ceases to be effective or the prospectus which is a part thereof cannot be used as a result of a Suspension Event Notice for a period of more than 90 days, in each case under this clause (ii) prior to three years from the effective date of such Shelf Registration Statement, then Additional Interest shall accrue on the Series A Notes at a rate of 0.50% per annum for the first 60 days immediately following (A) the 46th day after such effective date, in the case of (A) above, or (B) the day such Shelf Registration Statement ceases to be effective or a Suspension Event has lasted for more than 90 days in the case of (ii) above, such Additional Interest rate increasing by an additional 0.25% per annum at the beginning of each subsequent 60-day period.

          In the case of each of clauses (a), (b) and (c) of the preceding paragraph, such Additional Interest will be payable in cash semi-annually in arrears on each July 15 and January 15, commencing January 15, 1996 and shall be calculated at the rates noted above as a percentage of the Accreted Value of the Securities as of the January 1 or July 1 immediately preceding the interest payment date (or as of July 15, 1995 in the case of the first such interest payment date); provided, however, that such Additional Interest rate on the Series A Notes may not exceed 1.0% per annum; and, provided, further, that (1) upon the filing of the Registration Statement (in the case of clause
(a) above), (2) upon the effectiveness of the Registration Statement (in the case of clause (b) above) or (3) upon the exchange of Series B Notes for all Series A Notes validly tendered or upon the effectiveness of the Shelf Registration Statement that had ceased to remain effective prior to three years from its original effective date or the end of the Suspension Event (in the case of clause (b) or (c) above), Additional Interest on the Series A Notes as a result of such clause (a), (b) or (c) shall cease to accrue.

          3.   Redemption.

          (a) Optional Redemption. The Securities are subject to redemption, at the option of the Company, in whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000, at any time on or after July 15, 2000 upon not less than 30 nor more than 60 days' prior notice at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning July 15 of the years indicated below:

                               Redemption
     Year                         Price
     ----                      ----------
     2000                       110.000%
     2001                       106.667%
     2002                       103.333%
     2003 and thereafter        100.000%

          (b) Optional Redemption upon Stock Sale to a Strategic Equity Investor. In the event of the sale by the Company to a Strategic Equity Investor (other than Vanguard Cellular Systems, Inc.) on or prior to July 15, 1998 of Capital Stock of the Company, in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $50,000,000, up to a maximum of 20% of the aggregate Accreted Value of the Securities will be redeemable at the option of the Company out of the net proceeds of such sale or sales to the extent that such proceeds consist of cash or Cash Equivalents. Such Securities will be redeemable on not less than 30 nor more than 60 days' prior notice at a redemption price equal to 115.0% of the Accreted Value of the Securities to be redeemed to the redemption date. Any such redemption shall occur within 90 days after (but not before) such sale or last such sale in the case of a series of related transactions.

          (c) Interest Payments. In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          (d) Partial Redemption. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          4. Offers to Purchase. Sections 4.11, 4.12 and 10.12 of the Indenture, respectively, provide that upon the occurrence of a Change of Control, following certain Asset Sales and in connection with a Collateral Release Request, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

          5. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of premium, if any, all of the outstanding Securities, plus all accrued and unpaid interest, if any, to and including the date the Securities are paid, may be declared due and payable immediately in the manner and with the effect provided in the Indenture.

          6. Defeasance. The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire indebtedness of the Company under this Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          7. Amendments and Waivers. The Indenture and the Pledge Agreements permit, with certain exceptions as provided in the Indenture, the amendment of the Indenture and the Pledge Agreements and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Pledge Agreements at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and the Pledge Agreements and certain past Defaults under the Indenture and this Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          8. Denominations, Transfer and Exchange. The Securities are issuable only in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          9. Persons Deemed Owners. Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any agent thereof shall be affected by notice to the contrary.

          10. Security. The Securities are secured by pledges of shares of Capital Stock owned by the Company to the extent provided for in the Indenture and the Pledge Agreements.

          11. Guarantees. Payment of the Accreted Value, premium (if any) and interest (including interest on overdue principal and overdue interest, if lawful) will, to the extent provided for in the Indenture, be unconditionally guaranteed by certain subsidiaries of the Company.

          12. Governing Law. This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                           [FORM OF TRANSFER NOTICE]

          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.
- ----------------------------------

_________________________________________
_________________________________________
Please print or typewrite name and address including zip code of assignee
_________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing
_________________________________________
attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

          In connection with any transfer of this Security occurring prior to the date which is the earlier of (i) the date of an effective Registration or
(ii) three years after the later of the original issuance of this Security or the last date on which this Security was held by an Affiliate of the Company, the undersigned confirms, that without utilizing any general solicitation or general advertising:

                                  [Check One]

[ ](a) this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule l44A thereunder.

                                       or

[ ](b)    this Security is being transferred other than in accordance with
          (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.08 of the Indenture shall have been satisfied.


Date:

                             NOTICE:  The signature to
                             this assignment must
                             correspond with the name as
                             written upon the face of the
                             within-mentioned instrument
                             in every particular, without
                             alteration or any change
                             whatsoever.


TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

          The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

                             NOTICE:  To be executed by an
                             executive officer

                       OPTION OF HOLDER TO ELECT PURCHASE
          If you wish to have this Security purchased by the Company pursuant to Section 4.11, 4.12 or 10.12 of the Indenture, check the appropriate box:

                    Section 4.11 [  ]

                    Section 4.12 [  ]

                    Section 10.12 [  ]

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.11, 4.12 or 10.12 of the Indenture, state the amount:

$              principal amount at maturity
 -------------


Date:                         Your Signature:
     ------------------------


                              (Sign exactly as your name
                              appears on the other side of
                              this Security)


Signature Guarantee:
                    ------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                          GEOTEK COMMUNICATIONS, INC.
               15% SERIES B SENIOR SECURED DISCOUNT NOTE DUE 2005


          No.                                            $
             --------------------                         ----------------


          GEOTEK COMMUNICATIONS, INC., a corporation incorporated under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on July 15, 2005, at the office or agency of the Company referred to below, and to pay cash interest thereon, which such interest will accrue from and after July 15, 2000 at the rate of 15% per annum (subject to adjustment, as provided on the reverse hereof) and will be payable on January 15 and July 15, in each year, commencing on January 15, 2001, accruing from the most recent Interest Payment Date to which interest has been paid or duly provided for or, if no interest has been paid, from July 15, 2000, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months from July 6, 1995. No interest shall be payable on the Securities prior to July 15, 2000.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Security is registered at the close of business on the regular record date for such interest, which shall be January 1 or July 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date and may be paid, at the option of the Company, by check mailed to such person. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such regular record date, and may be paid to the person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

          Payment of the principal of, premium, if any, and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

          Reference is hereby made to the further provisions of this Security set forth on the reverse hereof.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.


Date:                         GEOTEK COMMUNICATIONS, INC.
     ---------------------

                              By:
                                 Name:
                                 Title:
Attest:                          [SEAL]



Authorized Signature

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION
          This is one of the Securities referred to in the within-mentioned Indenture.


                              IBJ SCHRODER BANK &
                                TRUST COMPANY


                              By:______________________________
                                 Authorized Signatory

                             (Reverse of Security)
          1. Indenture. This Security is one of a duly authorized issue of Securities of the Company designated as its 15% Series B Senior Secured Discount Notes due 2005, limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $227,700,000 (as contemplated by Section 2.01 of the Indenture), which may be issued under an indenture (herein called the "Indenture") dated as of June 30, 1995, between Geotek Communications, Inc., a Delaware corporation, as issuer (the "Company"), and IBJ Schroder Bank & Trust Company, a banking company organized under the laws of the State of New York, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

          All capitalized terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

          No reference herein to the Indenture and no provisions of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

          2.   Redemption.

          (a) Optional Redemption. The Securities are subject to redemption, at the option of the Company, in whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000, at any time on or after July 15, 2000 upon not less than 30 nor more than 60 days' prior notice at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued and unpaid interest, if any, to the Redemption Date, if redeemed during the 12-month period beginning July 15 of the years indicated below:

                             Redemption
     Year                      Price
     ----                    ----------
     2000                     110.000%
     2001                     106.667%
     2002                     103.333%
     2003 and thereafter      100.000%

          (b) Optional Redemption upon Stock Sale to a Strategic Equity Investor. In the event of the sale by the Company to a Strategic Equity Investor (other than Vanguard Cellular Systems, Inc.) on or prior to July 15, 1998 of Capital Stock of the Company, in a single transaction or series of related transactions for an aggregate purchase price equal to or exceeding $50,000,000, up to a maximum of 20% of the aggregate Accreted Value of the Securities will be redeemable at the option of the Company out of the net proceeds of such sale or sales to the extent that such proceeds consist of cash or Cash Equivalents. Such Securities will be redeemable on not less than 30 nor more than 60 days' prior notice at a redemption price equal to 115.0% of the Accreted Value of the Securities to be redeemed to the redemption date. Any such redemption shall occur within 90 days after (but not before) such sale or last such sale in the case of a series of related transactions.

          (c) Interest Payments. In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

          (d) Partial Redemption. In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          3. Offers to Purchase. Sections 4.11, 4.12 and 10.12 of the Indenture, respectively, provide that upon the occurrence of a Change of Control, following certain Asset Sales and in connection with a Collateral Release Request, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Securities in accordance with the procedures set forth in the Indenture.

          4. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of premium, if any, all of the outstanding Securities, plus all accrued and unpaid interest, if any, to and including the date the Securities are paid, may be declared due and payable immediately in the manner and with the effect provided in the Indenture.

          5. Defeasance. The Indenture contains provisions (which provisions apply to this Security) for defeasance at any time of (a) the entire indebtedness of the Company under this Security and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

          6. Amendments and Waivers. The Indenture and the Pledge Agreements permit, with certain exceptions as provided in the Indenture, the amendment of the Indenture and the Pledge Agreements and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Pledge Agreements at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and the Pledge Agreements and certain past Defaults under the Indenture and this Security and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

          7. Denominations, Transfer and Exchange. The Securities are issuable only in registered form without coupons in denominations of $1,000 principal amount at maturity and any integral multiple thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          8. Persons Deemed Owners. Prior to and at the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any agent thereof shall be affected by notice to the contrary.

          9. Security. The Securities are secured by pledges of shares of Capital Stock owned by the Company to the extent provided for in the Indenture and the Pledge Agreements.

          10. Guarantees. Payment of the Accreted Value, premium (if any) and interest (including interest on overdue principal and overdue interest, if lawful) will, to the extent provided for in the Indenture, be unconditionally guaranteed by certain subsidiaries of the Company.

          11. Governing Law. This Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                           [FORM OF TRANSFER NOTICE]


          FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.
- ----------------------------------

_________________________________________
_________________________________________
Please print or typewrite name and address including zip code of assignee

_________________________________________
the within Security and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________
attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

Date:

                             NOTICE:  The signature to
                             this assignment must
                             correspond with the name as
                             written upon the face of the
                             within-mentioned instrument
                             in every particular, without
                             alteration or any change
                             whatsoever.

                       OPTION OF HOLDER TO ELECT PURCHASE
          If you wish to have this Security purchased by the Company pursuant to Section 4.11, 4.12 or 10.12 of the Indenture, check the appropriate box:

                    Section 4.11 [  ]
                    Section 4.12 [  ]
                    Section 10.12 [  ]

          If you wish to have a portion of this Security purchased by the Company pursuant to Section 4.11, 4.12 or 10.12 of the Indenture, state the amount:

$              principal amount at maturity
 -------------


Date:                         Your Signature:
     ---------------------


                              (Sign exactly as your name
                              appears on the other side of
                              this Security)


Signature Guarantee:
                    ------------------------------

          The following is a summary of all omitted Exhibits to the foregoing Indenture.

          Exhibit C      Form of Certificaate of Non-US persons

          Exhibit D      Form of Opinion of Counsel for
                         Issuance of Series B Notes

          Exhibit E      Form of Certificate to be Delivered in Connection
                         with Transfers to Non-QIB Accredited Investors

          Exhibit F      Form of Certificate to be Delivered in Connection
                         with Transfers Pursuant to Regulation S
          Exhibits
          G-1, G-2, G-3  Forms of Pledge Agreements (filed as Exhibits
                         (c)(4), (c)(5) and (c)(6) to the Form 8-K).

          The Registrant hereby agrees to furnish supplementally to the Commission copies of Exhibits C-F upon request of the Commission.